UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240 14a-12

Infrastructure and Energy Alternatives, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

March 26, 2021

To our shareholders:

On behalf of the Board of Directors (the “Board”) and employees of Infrastructure and Energy Alternatives, Inc. (the “Company,” “we,” “us,” or “our”), I cordially invite you to participate via webcast in the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, May 13, 2021, beginning at 9:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2021. You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of 2021 Annual Meeting of Shareholders and Proxy Statement. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/IEA2021, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on March 19, 2021. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting materials contained in the Notice.

It is important that your vote be represented at the Annual Meeting whether or not you are able to participate. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.

Your continuing interest in our Company is greatly appreciated.

Sincerely,
JP Roehm
President, Chief Executive Officer and Director

i

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2021

Notice is hereby given that the 2021 Annual Meeting of Shareholders of Infrastructure and Energy Alternatives, Inc. will be held on Thursday, May 13, 2021 at 9:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2021. You will not be able to attend the Annual Meeting in person. At the Annual Meeting, you will be asked to vote on the following proposals:
•To elect Charles Garner and Michael Della Rocca as Class I directors to serve for a term expiring at the 2024 Annual Meeting of Shareholders;

•To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the 2021 calendar year;

•To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;

•To approve an amendment and restatement of the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan, as amended and restated (the “Incentive Plan”);

•To approve the Infrastructure and Energy Alternatives Inc. 2021 Employee Stock Purchase Plan (“ESPP”); and

•To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing proposals are discussed more fully in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on March 19, 2021 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Pursuant to the rules and regulations promulgated by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending this Notice on or about March 26, 2021 to our shareholders of record on March 19, 2021. The Notice contains instructions for accessing our Proxy Statement and 2020 Annual Report to Shareholders (the “Annual Report”) and how to vote. In addition, the Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.
ii

We encourage you to attend the virtual shareholder meeting through which you can vote on-line. It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to participate in the Annual Meeting and vote your shares during the live webcast.
By Order of the Board of Directors,
Gil Melman
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Indianapolis, Indiana
March 26, 2021

iii

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
DIRECTORS AND DIRECTOR NOMINEES	9
ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS	12
COMMITTEES AND CORPORATE GOVERNANCE	12
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
REPORT OF THE AUDIT COMMITTEE	18
PROPOSAL NO. 3: TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	19
EXECUTIVE OFFICERS	20
EXECUTIVE COMPENSATION	22
DIRECTOR COMPENSATION	31
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. 2018 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED	49
PROPOSAL NO. 5: APPROVAL OF THE INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN	54
OTHER MATTERS	58

6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

PROXY STATEMENT

The Board of Infrastructure and Energy Alternatives, Inc. is soliciting your proxy to vote at the 2021 Annual Meeting of Shareholders to be held on Thursday, May 13, 2021 at 9:00 a.m., Eastern Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2021.

We are sending our proxy materials on or about March 26, 2021, to our shareholders of record as of the close of business on March 19, 2021 (the “Record Date”). The Company’s principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and its telephone number is (800) 688-3775.

Introductory Note About the Company

We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. (“M III”) as a special purpose acquisition company (“SPAC”) formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, M III consummated a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017, as amended. As part of the Merger, the name of “M III Acquisition Corp.” was changed to “Infrastructure and Energy Alternatives, Inc.” Throughout this Proxy Statement, for periods prior to the Merger, we use the term “IEA” to refer to the target company of the Merger, IEA Energy Services, LLC along with its subsidiaries, and the term “M III” to refer to the SPAC, pre-combination.

Throughout this Proxy Statement, the term “Ares” refers to Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts, “ASSF IV” refers to Ares Special Situations Fund IV, L.P. and “ASOF Holdings” refers to ASOF Holdings I, L.P. The term “OT POF” refers to OT POF IEA Preferred B Aggregator, L.P. and the term “Oaktree Power III” refers to Oaktree Power Opportunities Fund II Delaware, L.P., each of which are funds managed by Oaktree Capital Management (“Oaktree”). “IEA LLC” refers to Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company owned by Oaktree.

HOW TO CAST YOUR VOTE:
Internet	Phone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day, through May 12, 2021 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you access the web site and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone 24 hours a day, through May 12, 2021 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you call and follow the instructions.
If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board is soliciting proxies for the Annual Meeting. The Notice, containing instructions on how to access a proxy card, this Proxy Statement and our Annual Report are being mailed on or about March 26, 2021 to shareholders as of the Record Date.

Where and When is the Annual Meeting?

We will hold the Annual Meeting via a live webcast on Thursday, May 13, 2021 at 9:00 a.m., Eastern Standard Time, at www.virtualshareholdermeeting.com/IEA2021, where shareholders will be able to participate in the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

What am I being asked to vote on at the Annual Meeting?

We are asking our shareholders to consider the following proposals:
•To elect Charles Garner and Michael Della Rocca as Class I directors to serve for a term expiring at the 2024 Annual Meeting of Shareholders;

•To ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the 2021 calendar year;

•To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;

•To approve an amendment and restatement of the Incentive Plan;

•To approve the ESPP; and

•To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•“FOR” the election of Charles Garner and Michael Della Rocca as Class I directors to serve for a term expiring at the 2024 Annual Meeting of Shareholders;

•“FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the 2021 fiscal year;

•“FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers;

•“FOR” the approval of the amendment and restatement of the Incentive Plan; and

•“FOR” the approval of the ESPP.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted through a live webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date or if you hold a valid proxy. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IEA2021. You also will be able to vote your shares online during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of share ownership, are posted on the meeting website.
The meeting will begin promptly at 9:00 a.m., Eastern Standard Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Standard Time.

Why is the Annual Meeting virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from around the world.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our shareholders will be mailed a Notice rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you and reduce our impact on the environment. Shareholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.
How many votes do I have?

You have and may cast one vote for each share of Common Stock that you owned at the close of business on the Record Date. These shares include:

•Shares registered directly in your name with Continental Stock Transfer and Trust Company, Inc. (“Continental”), our transfer agent, for which you are considered the “shareholder of record”; and

•Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 22,905,031 shares of Common Stock issued and outstanding.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Continental, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Continental as “shareholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares, has forwarded notice and access materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxy for the Annual Meeting to cast your vote. These officers are Gil Melman, our Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer and Peter Moerbeek, our Executive Vice President and Chief Financial Officer.
How do I vote?

Voting Methods for Shareholders of Record

If you are a shareholder of record, you may vote online during the Annual Meeting. Please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/IEA2021. You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you are a shareholder of record, you may vote by one of the following methods without attending the Annual Meeting:
•By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 12, 2021.

•By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 12, 2021.

•By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting Methods for Street Name Shareholders

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•providing written notice of revocation to the Secretary of the Company, in writing, at Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis Indiana 46278;

•delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•attending the Annual Meeting and voting online during the meeting, which will automatically cancel any proxy previously given.

Please note that your participation in the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

What is a quorum?
A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of holders representing a majority of the voting power of the Common Stock constitutes a quorum.

Your Common Stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, the advisory vote on the compensation of our Named Executive Officers, the approval of the amendment and restatement of the Incentive Plan, or the approval of the ESPP, which are all “non-routine” matters, absent direction from you.

What vote is required to approve each proposal?

To be elected to our Board, the director nominees must receive a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast and will have no effect on this proposal.

The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

The approval of the amendment and restatement of the Incentive Plan requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

The approval of the ESPP requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

Who will count the vote?

A representative of Broadridge will tabulate the votes.

Is my vote confidential?

Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Broadridge, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8‑K filed with the SEC within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated Messrs. Garner and Della Rocca to stand for election as Class I Directors to hold office until the 2024 Annual Meeting of Shareholders or until their respective successors are elected and qualified or their earlier death, resignation, removal or retirement. The Class I director nominees are incumbent directors. The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.

Mr. Garner is a nominee of M III Sponsor I LLC (“M III Sponsor”). M III Sponsor has the right to nominate a director to the Board. Please see “Transactions with Related Parties – A&R Investor Rights Agreement.”

Required Vote

To be elected to our Board, the director nominees must receive a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” the election of each of the nominees named above.

DIRECTORS AND DIRECTOR NOMINEES

The Board is composed of eight directors elected in three classes, with two Class I Directors, three Class II Directors and three Class III Directors. The terms of the classes are staggered so that only one class is up for election each year. If elected, the nominees for Class I Directors will serve until the 2024 Annual Meeting of Shareholders. The terms of the current Class II Directors expire at the 2022 Annual Meeting of Shareholders, and the terms of the current Class III Directors will expire at the 2023 Annual Meeting of Shareholders. Additional background information regarding the nominees for election and our continuing directors is provided below.

Class I Directors

Charles Garner, 58, has served as director since September 2018 (and from March 2018 to May 2018), and as Managing Director and General Counsel of M3 Partners, LP since April 2015. Mr. Garner serves as Executive Vice President and Secretary for M3-Brigade Acquisition II Corp., a SPAC, a position he has held since December 2020. Previously, Mr. Garner was the founder and Managing Director of Long Mountain Advisers, LLC, a financial advisory firm, from April 2014 to April 2015. Mr. Garner also has served as Executive Vice President or IDT Corp. (NYSE: IDT) and as Chief Executive Officer of its IDT Ventures division, as well as Executive Managing Director of Island Capital Group, LLC and President of Island Global Yachting Ltd. Mr. Garner holds a B.A. in Urban Studies and Political Science from the University of Pennsylvania and a J.D. from the New York University School of Law. Mr. Garner is qualified to serve as a member of the Board because of his extensive expertise in corporate strategy, investment and the legal sector.

Michael Della Rocca, 65, has served as a director since November 2020. Previously, Mr. Della Rocca served as a partner at McKinsey & Company since 2014, recently retiring in 2020. During his six-year tenure at McKinsey, Mr. Della Rocca provided global leadership of the firm’s major capital projects practice, serving clients and multi-billion dollar projects on six continents. As partner, Mr. Della Rocca advised investors and company leaders to create and sustain value through go-to-market and growth strategies, operational improvements, mergers & acquisitions and organizational restructuring. Prior to McKinsey, Mr. Della Rocca had a very successful 36-year career in the infrastructure, engineering and construction industries, during which he developed deep expertise in design, finance, maintenance, operations, planning and regulatory approval. Most recently, he served as Chief Executive, Americas at AECOM, a publicly traded E&C company, where he provided strategic and operational leadership for a $5 billion enterprise operating across 350 offices with 15,000 employees. Mr. Della Rocca led AECOM’s businesses in Canada, the U.S. and Latin/South America and was responsible for all sectors, including transportation, energy, environmental, water, buildings and industrial. Before AECOM, Mr. Della Rocca served in numerous executive management roles at Halcrow Holdings, STV, Raytheon and Parsons Brinckerhoff, now WSP USA. He has also held several executive, industry and academic board roles, including current director positions with the New Jersey Alliance for Action and Rensselaer School of Engineering, and supported charitable organizations, such as the Salvadori Center, which invests in educating New York City students in math and science. Mr. Della Rocca received a BS and Masters of Engineering from Rensselaer Polytechnic Institute and an MBA from St. John’s University. He is a licensed professional engineer in the state of New York. Mr. Della Rocca is qualified to serve as a member of the Board due to his extensive experience within the E&C industry both as an executive and a director.

Class II Directors

John Paul Roehm, 45, has served as a director, and as our Chief Executive Officer and President since March 26, 2018. Mr. Roehm served as President and Chief Executive Officer of IEA from February 2015 through March 26, 2018. Mr. Roehm serves as a director for M3-Brigade Acquisition II Corp., a SPAC, a position he has held since March 2021. Mr. Roehm has over 20 years of heavy civil and energy engineering and construction experience ranging from Project Superintendent, Project Engineer, Estimator, Project Manager, and VP of Business Development. He was employed for over twenty years at White Construction, Inc., an entity that IEA acquired in 2011. During the period of 2011 through early 2015, he guided IEA’s Business Development and corporate growth strategy and also served on IEA’s previous mergers and acquisitions team developing targets, performing due diligence and participating in negotiations. He served a leading role on the RMT-IEA integration team during the 2013 acquisition of RMT Inc. He pioneered IEA’s expansion into renewables, which resulted in a substantial growth of IEA. In his tenure as President and Chief Executive Officer of IEA, IEA performed at record levels of revenue and EBITDA and attained a leading market share of the wind EPC market while producing safety performance superior to IEA’s industry peers and competitors. Mr. Roehm holds a B.S. in Civil Engineering from the Rose-Hulman Institute of Technology. Mr. Roehm is qualified to serve as a member of the Board due to his prior long-term, senior level experience with renewable energy, and his experience in developing and implementing successful corporate growth strategies in the renewable sector.

Terence Montgomery, 57, has served as director and chairman of the Audit Committee since March 26, 2018 and also served as the interim Chief Financial Officer of IEA from September 2014 to April 2015. In addition to IEA, Mr. Montgomery currently serves as a director and Chairman of the audit committee of MWH Constructors, NAPEC, Inc. and Remedial Construction Services, L.P. (“RECON”) and the same position previously for Shermco Industries, Inc. His career of over 30 years has focused on leadership roles in energy, construction and manufacturing, primarily in a corporate finance capacity. Prior to joining IEA, Mr. Montgomery served as Chief Financial Officer at InfraSource Services, Inc., where he coordinated a private equity sponsored management buy-out in 2003, an initial public offering in 2004, and subsequent follow-on stock offerings and ultimately the sale of the company to Quanta Services. Previously, Mr. Montgomery served as director and Chairman of the audit committee of RSH Energy Holdings, LLC and Integrated Pipeline Services, Inc. and director of Goodcents Holdings, Inc. Mr. Montgomery holds a B.S. in Accounting from The Pennsylvania State University and is a certified public accountant and a certified information systems auditor. Mr. Montgomery is qualified to serve as a member of the Board because of his extensive financial expertise and experience in energy, construction and manufacturing.

John Eber, 70, has served as a director since September 2018. Mr. Eber is a recognized leader in the renewable energy investment sector, ranked fourth on the global “Top 100 Power People of 2017” list. He retired in April 2018 from his 30-year career at JPM Capital Corporation (a subsidiary of J.P. Morgan) as CEO/President. He also currently serves as a Senior Advisor to Blackstone and previously has served on the American Wind Energy Association board of directors from 2007 to May of 2018 and the American Counsel on Renewable Energy board of directors for a portion of 2018. Throughout his tenure at JPM, Mr. Eber gained immeasurable experience in all aspects of team management, financial controls, and the renewable energy industry-and more specifically, investment analysis, capital raising, deal origination, project financing, and project development. Mr. Eber holds a Bachelor of Science in Economics from Bradley University - Foster College of Business and an MBA in Finance from DePaul University - Charles H. Kellstadt Graduate School of Business. Mr. Eber is qualified to serve as a member of the Board because of his wealth of expertise in risk management, personnel performance and development, and tax equity investments, which enables a deep understanding of business opportunities that attract developers, financial investors, and their investment/credit committees.

Class III Directors

Derek Glanvill, 59, has served as a director since March 26, 2018. Mr. Glanvill has been a Senior Advisor to Oaktree’s GFI Energy Group since April 2015 and he currently serves as the Executive Chairman of certain of its Engineering & Construction portfolio companies, including RECON and Sachs Electric, an electrical contracting and engineering company. Prior to joining Oaktree, Mr. Glanvill served as President and Chief Operating Officer of McCarthy Holdings, where he spent more than 20 years creating and expanding high-margin businesses. Mr. Glanvill currently serves on the boards of Black & Veatch, DPR Construction, Mestek Inc. and OmegaFlex, Inc. Previously, Mr. Glanvill was senior executive at Sverdrup (now Jacobs Engineering) as well as President of a subsidiary of an international construction conglomerate based in South Africa. Mr. Glanvill received a B.S. in civil and structural engineering from the University of Natal in South Africa. Mr. Glanvill is qualified to serve as a member of the Board because of his business strategy experience as a senior level executive and his service as a board member for other companies in the energy and construction sector.

Matthew Underwood, 36, has served as a director since March 2020. Mr. Underwood is a Partner in the Ares Private Equity Group, where he focuses on special opportunities investing. Prior to joining Ares in July 2018, Mr. Underwood was a Senior Analyst in the Corporate Credit Group at HBK Capital from July 2008 to March 2018, where he focused on investment opportunities in distressed credit. Mr. Underwood was also an Analyst at Houlihan Lokey in the Financial Restructuring Group from August 2006 to July 2008. Mr. Underwood holds a B.S. from the University of Southern California in Business Administration and Accounting, where he graduated summa cum laude. Mr. Underwood is qualified to serve as a member of the Board due to his extensive experience as an investor and advisor to businesses.

Mr. Underwood is the designated director of Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts (“Ares”), pursuant to the Certificates of Designations of the Series B-1 and Series B-2 Preferred Stock of the Company.

Laurene Bielski Mahon, 66, has served as a director since November 2020. Ms. Mahon has served as a Vice Chair at CIBC World Markets Corp. since 2018 and oversees its infrastructure investment banking business. Previously, she was head of CIBC’s Global Infrastructure and Power Group. Ms. Mahon brings over 30 years of experience in the infrastructure industry in roles as an investment banker, management consultant, transportation & construction executive and project developer. She has served world-scale infrastructure projects during all phases of development and financing, from early inception through construction and close-out. Prior to joining CIBC in August 2013, Ms. Mahon was a senior expert within McKinsey & Company’s infrastructure practice. Before McKinsey, she ran her own independent advisory practice for 11 years, supporting public and private entities develop transportation projects in the U.S., Latin America, China and the UK. Ms. Mahon has also served as managing director, North America/Infrastructure in the Global Project Finance and Advisory Group for Chase Securities Inc., now J.P. Morgan Securities Inc., where she directed all of the firm’s project finance lending, underwriting and advisory business in North America and oversaw its global infrastructure projects. Before Chase, she spent a number of years in investment banking at Credit Suisse, Bear Stearns and Kidder Peabody working in international infrastructure, M&A and municipal finance. She began her career in infrastructure as a transportation planner at the Port Authority of New York and New Jersey. She also spent several years as a journalist for The Boston Globe and The Bergen Record before serving in numerous executive roles at New Jersey Transit, including as Deputy Chief Financial Officer. Ms. Mahon specializes in evaluating and implementing management practices in support of successful project development, and has completed such assignments for Orange County, California, Ontario, Canada, and London, England. She received a BS in Journalism, summa cum laude, from Boston University and a Master’s in Urban Planning from Harvard University’s Graduate School of Design. Ms. Mahon currently serves on the Board of Directors of Public Media, NJ, Inc., a not-for-profit public affairs company. Ms. Mahon is qualified to serve as a member of the board of directors and a member of the Audit Committee due to her extensive project development and financing expertise at all stages of the construction process.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Sustainability and Social Responsibility

As a leader in the renewable energy space, our mission, employees, and stakeholders are aligned with advancing clean energy solutions as the primary source of power in America. Since launching our renewables business over 20 years ago, we have been a leader in moving our country toward carbon neutrality. Our team has cumulatively completed over 21.4 gigawatts of capacity in wind construction, wind repower, and solar construction projects. This figure equates to powering an estimated 6.4 million homes in the US each year.

Safety

We recognize that there are hazards inherent in the construction industry. For that reason, we prioritize investing in safety equipment and ongoing training for all employees. It is our goal that, everyone goes home safely to their loved ones at the end of each workday.
Our health and safety program strives to ensure industry leading practices are in place at all job sites and that compliance is required by all employees and subcontractors. Employees are encouraged to not only report unsafe acts and conditions, and to actively participate in creating safe solutions through an awards and recognition program. An accident-free work environment is more profitable for our customers, is the foundation of our reputation in the industry, and provides a win-win situation for everyone involved.

We are pleased to report that in 2020 our total recordable incident rate, a common measure of safety performance, was 0.61, below the industry average of 2.8 reported by the U.S. Bureau of Labor Statistics.

Environmental Stewardship

We are fortunate that environmental stewardship is at the heart of what we do. With decades of renewable energy experience, we take great pride in our contributions to environmental stewardship. As communities and corporations become more environmentally focused, we strive to provide industry leading solutions. Whether it relates to wind and solar construction and maintenance, or environmental remediation, we are proud of our work towards a greener world.

Our commitment to environmental stewardship also extends to how we operate. We ensure that our corporate offices and job sites utilize carbon neutral energy sources whenever possible. This includes selecting renewable energy sources from local power providers, adding on site renewable energy to jobs where feasible, and increasing our utilization of high efficiency equipment. We strive to lead by example and are working to reduce our carbon footprint.

Diversity and Inclusion

We recognize that individuals with diverse backgrounds bring valuable perspectives that strengthen our organization and are essential to our success.

We foster ideas that take cross-departmental collaboration to actualize and encourage everyone to voice their ideas and create an impact. In 2020, we hired a Vice President of Diversity and Inclusion, and we created the Diversity and Inclusion Task Force, with members representing each one of our subsidiaries. We have empowered our Diversity and Inclusion Department with robust goals to achieve a more diverse work force. It is our goal to foster a culturally diverse work environment where all employees feel valued, included and empowered to be innovative leaders in our industry. For example, in 2021, we have endowed approximately $125,000 of scholarships for women in construction at six universities that have a historically significant concentration of minorities and women.

Diversity and inclusion spans all levels of our business, from suppliers to community partners to our clients. Through our disadvantaged business participation program, we are ensuring that disadvantaged, minority, women, veterans and disabled business owners have the opportunity to work on all of our projects.

Our goal is to facilitate an inclusive, equitable and culturally competent working environment across all IEA companies.

COMMITTEES AND CORPORATE GOVERNANCE

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market LLC (“NASDAQ”). In determining independence, the Board affirmatively determined, among other items, whether the directors had any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board determined that Ms. Mahon and Messrs. Della Rocca, Eber, Garner, Glanvill, Montgomery and Underwood are all independent directors.

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Bid Review Committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee of the Board is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for, among other matters:

•reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•discussing with management major risk assessment and risk management policies;

•monitoring the independence of the independent auditor;

•verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•reviewing and approving all related-party transactions;

•inquiring and discussing with management our compliance with applicable laws and regulations;

•pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•appointing or replacing the independent auditor;

•determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports that raise material issues regarding our financial statements or accounting policies.

The Audit Committee consists of Messrs. Montgomery (chair), Eber, Garner, and Underwood and Ms. Mahon. The Board has determined that Messrs. Montgomery, Eber, Garner, and Underwood, and Ms. Mahon, qualify as independent directors according to the rules and regulations of the NASDAQ and SEC with respect to audit committee membership. The Board has also determined that Mr. Montgomery qualifies as an “audit committee financial expert,” as such term is defined in Item 401(d)(5) of Regulation S‑K (“Regulation S-K”) promulgated under Exchange Act. Our Board has adopted a written charter for the Audit Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

•reviewing key employee compensation goals, policies, plans and programs;

•reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers;

•reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•administering our stock plans and other incentive compensation plans.

The Compensation Committee consists of Messrs. Underwood (chair) and Della Rocca. The Board has determined that Messrs. Underwood (chair) and Della Rocca qualify as independent directors according to the rules and regulations of NASDAQ and the SEC with respect to compensation committee membership. Our Board has adopted a written charter for the Compensation Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2020, our Compensation Committee made all compensation decisions. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters:

•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently;

•identifying best practices and recommending corporate governance principles; and

•developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.

The Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers and shareholders. The Nominating and Governance Committee does not have a policy regarding the consideration of nominees recommended by shareholders, because the Nominating and Governance Committee will evaluate director nominees proposed by shareholders on the same basis as recommendations received from any other source. In addition, the Nominating and Governance Committee may from time to time engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee.

The Nominating and Governance Committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the Nominating and Governance Committee will seek to ensure that the Board is composed of individuals with knowledge and experience in many substantive areas that impact our business. The Nominating and Governance Committee review these factors, and diversity, in considering candidates for directorship.

The Nominating and Governance Committee consists of Messrs. Glanvill (chair) and Underwood, who are independent under the rules and regulations of NASDAQ. Our Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Bid Review Committee

The Bid Review Committee is responsible for reviewing and approving bids for engineering, construction, and procurement projects proposed by the Company to its customers. The Bid Review Committee consists of Messrs. Glanvill (chair), Della Rocca, Eber, Garner and Montgomery.

The Board’s Leadership Structure and Role in Risk Oversight

The Board elected Derek Glanvill to serve as Chair of the Board effective January 24, 2020. The Board believes that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareholders because it allows our Chief Executive Officer to focus primarily on our business strategy and operations and most effectively leverages the experience of the Chairman. It also enhances the Board’s independent oversight of our senior management team and enables better communications and relations between the Board, the Chief Executive Officer and other senior management. In that regard, our independent Chairman presides over the executive sessions of the non-management directors of the Board.

Consistent with its responsibility for oversight of the Company, the Board, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established.

The Board’s role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board (or the appropriate committee) receives these reports from management to identify and discuss such risks. The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company.

Board Participation

The Board of Directors held a total of 12 meetings in 2020. The Compensation Committee held a total of 4 meetings in 2020. The Audit Committee held a total of 4 meetings in 2020. The Nominating and Governance Committee held a total of 4 meetings in 2020. All of the directors attended at least 75% of the aggregate of the total meetings of the Board of Directors and any committees on which they served during 2020.

Directors' Attendance at the Annual Meeting

The Company invites members of the Board to participate in its annual meetings of shareholders and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. Last year, all of our directors attended our annual meeting except Peter Jonna.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the Code of Ethics is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board, a committee of the Board, or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, IN 46278. Each communication should set forth (i) the name and address of the shareholder as it appears in our register, and if the shares of Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2021 and recommends that shareholders vote in favor of the ratification of the appointment at the Annual Meeting.

The Audit Committee is submitting the appointment of Deloitte for ratification by our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event of a negative vote on the ratification, the Audit Committee will reconsider its selection.

Notwithstanding the appointment of Deloitte and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

We anticipate that representatives of Deloitte will participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table presents fees for professional audit services and other services rendered to us by Deloitte for the years ended December 31, 2020 and 2019:

Type of Fees	2020	2019
Audit Fees (1)	$901,139	$1,064,388
Audit-Related Fees (2)	300,000	300,000
Tax Fees	—	—
Other Fees	—	—
Total audit and related fees	$1,201,139	$1,364,388
(1)    Audit fees include (i) fees associated with the audits of the Company’s consolidated financial statements for the year ended December 31, 2020 and 2019, (ii) reviews of the Company’s interim quarterly consolidated financial statements, (iii) assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and (iv) review of our other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the year ended December 31, 2020 and 2019.

(2)    Audit-Related fees include certain expenses related to standalone financial statement requirements and other statutory requirements.
Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings. Any such pre-approved services must be disclosed to the Audit Committee at its next scheduled meeting.

Vote Required

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for: (1) establishing and maintaining internal controls, and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Deloitte, was responsible for auditing our financial statements for the year ended December 31, 2020. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements, which is a fundamental responsibility of management. In the performance of its oversight function, the Audit Committee has:

•reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 with management and Deloitte;

•discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Terence Montgomery (Chair)
John Eber
Charles Garner
Laurene Bielski Mahon
Matthew Underwood

This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as reported in this Proxy Statement.

This proposal, commonly known as the “say-on-pay” proposal, is advisory, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee of the Board of Directors. Nonetheless, the Board of Directors takes this vote and the opinions of our shareholders seriously, and the Compensation Committee will evaluate the outcome of this vote in making future compensation decisions with respect to our Named Executive Officers. The vote on this resolution is intended to address the Company’s overall compensation of our Named Executive Officers and our compensation philosophy and practices, as described in this proxy statement.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the shareholders of Infrastructure and Energy Alternatives, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for our 2021 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion contained in this proxy statement.”

In considering how to vote on this proposal, we urge you to review the relevant disclosures in this Proxy Statement particularly the section titled “Executive Compensation,” which contains detailed information about our executive compensation program.

Required Vote

The approval of the compensation of our Named Executive Officers, on an advisory basis, requires an affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

Recommendation

The Board of Directors unanimously recommends shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

EXECUTIVE OFFICERS

Below is a list of names, ages and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
John Paul Roehm	45	President and Chief Executive Officer
Peter J. Moerbeek	73	Executive Vice President and Chief Financial Officer
Michael Stoecker	57	Executive Vice President and Chief Operating Officer
Gil Melman	55	Executive Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer
Chris Hanson	52	Executive Vice President of Wind Operations
Brian Hummer	48	Executive Vice President, Operations

John Paul (“JP”) Roehm. See “Directors and Director Nominees” for Mr. Roehm’s biography.

Peter Moerbeek has served as Executive Vice President and Chief Financial Officer since August 6, 2020, and served as interim Executive Vice President, Chief Financial Officer and Treasurer from February 2020 to August 6, 2020. Mr. Moerbeek previously served as Executive Vice President and Chief Financial Officer of Primoris Services Corporation from February 2009 through November 2018, and as a director for Primoris Services Corporation from July 2008 through November 2018, where he served as Chairman of the Audit Committee through February 2009. From 2006 through February 2009, Mr. Moerbeek was the Chief Executive Officer and a founder of a private equity-funded company engaged in the acquisition and operation of water and wastewater utilities. From August 1995 to June 2006, Mr. Moerbeek held several positions with publicly traded Southwest Water Company, a California based company which provided water and wastewater services, including as a director from 2001 to 2006; President and Chief Operating Officer from 2004 to 2006; President of the Services Group from 1997 to 2006; Secretary from 1995 to 2004; and Chief Financial Officer from 1995 to 2002. From 1989 to 1995, Mr. Moerbeek was the Vice President of Finance and Operations for publicly traded Pico Products, Inc., a manufacturer and distributor of cable television equipment. Mr. Moerbeek received a B.S. in Electrical Engineering and an MBA from the University of Washington and is a licensed certified public accountant.

Michael Stoecker serves as Executive Vice President and Chief Operating Officer of the Company. He served as Vice President and Chief Operating Officer from April 2019 and was promoted to Executive Vice President on March 4, 2020. Mr. Stoecker served various executive roles for Kenny Construction Company, a wholly owned subsidiary of Granite Constructions Incorporated (NYSE: GVA), most recently as President from February 2015 through April 2019. Mr. Stoecker served as Chief Operating Officer from January 2013 to February 2015, and as Vice President of Power Operations from January 2008 to December 2012. Prior to Kenny Construction Company, Mr. Stoecker served as President of Alberici Group and various executive roles at other Alberici subsidiaries. Mr. Stoecker graduated from Iowa State University with a B.S. degree in Construction Engineering and has a J.D. degree from Saint Louis University.

Gil Melman serves as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of the Company. He was promoted to Executive Vice President on March 4, 2020. Prior to that time he served as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer since January 2019. Before serving as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, Mr. Melman served as Vice President, General Counsel and Corporate Secretary for Spark Energy, Inc., a retail energy services company, from February 2014 through December 2018. Mr. Melman has served as general counsel of an oil and gas exploration and production company, and acted as general counsel and in-house counsel to several energy companies and a regional private equity fund. Mr. Melman began his career practicing corporate law with the law firm of Vinson & Elkins LLP, where he represented public and private companies, investment funds and investment banking firms in mergers and acquisitions and capital markets transactions, primarily in the energy industry. Mr. Melman holds a Bachelor of Business Administration degree in Accounting from The University of Texas at Austin and a Doctor of Jurisprudence from the University of Texas at Austin School of Law.

Chris Hanson has served as Executive Vice President of Wind Operations since March 26, 2018, and held the same position at IEA Services from March 2015 through March 2018. Prior to that, Mr. Hanson was the Senior Vice President of Operations of IEA Services’s White Construction subsidiary since 2004. Mr. Hanson has over 26 years of construction and engineering experience in the heavy civil, energy and manufacturing markets. As the Executive Vice President of Wind Operations, he is

responsible for establishing and maintaining clear business operations direction based on market research, backlog, client feedback, economic outlook, political climate, and balance sheet vitality. His experience with project execution and estimating provides a solid understanding of the importance of keeping safety, quality, and cost control at the forefront of management accountability in the field.

Brian Hummer serves as Executive Vice President of Operations of the Company. He was promoted to Executive Vice President on March 4th, 2020. Prior to that, he served as Senior Vice President of Operations from March 26, 2018, and held the same position at IEA Services from 2015 through March 26, 2018. He has over 25 years of construction and engineering experience in the heavy civil and renewable energy markets. Since 2015 he has been responsible for various areas of our business including White Construction’s civil operations, the equipment management company, project controls, business development and estimating. Before that, from August 2006 to March 2015, Mr. Hummer was primarily responsible for managing the estimating group that was part of the growing wind business at White Construction and subsequently IEA Services. In 2018, he was tasked with managing our Specialty Civil business segments including our new acquisitions, William Charles Construction, Saiia and the ACC Companies. Before joining IEA, he spent 3 years at the Walsh Group, a construction management services provider, estimating large heavy civil projects. Mr. Hummer began his career at Kokosing Construction Company, a general contractor, constructing large heavy civil projects. He graduated from the University of Illinois in Civil Engineering with a focus on geotechnical engineering and construction management in 1996 and is a professional engineer registered in Ohio.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

Executive and Director Compensation Processes

Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives.

We provide competitive compensation packages consisting of a combination of base salary, awards under the 2018 IEA Equity Incentive Plan, as amended and restated (the “Incentive Plan”), awards under our Annual Incentive Compensation Program (“AICP”) and retirement, health, welfare and additional benefits. We believe the approach that has been adopted by our Compensation Committee, with an emphasis on variable cash compensation and equity awards, enables us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

Our Compensation Committee, which is solely comprised of independent members of our board of directors, is primarily responsible for setting the compensation of our executive officers, including our Named Executive Officers. Our Compensation Committee annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer’s compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer. Our President and Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including those for base salary adjustments and award amounts for the current year, are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve any consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.

The Compensation Committee retained Mercer as its independent compensation consultant for 2020 compensation decisions. Mercer reported directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Mercer at the Company’s expense. The Compensation Committee worked with Mercer to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, and review other market practices and trends. While the Compensation Committee took into consideration the review and recommendations of Mercer when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

The Compensation Committee assessed the independence of Mercer pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest.

In November 2020, the Compensation Committee engaged a new independent compensation consultant, Aon plc. The Committee assessed the independence of Aon pursuant to SEC and Nasdaq rules and concluded that there were no conflicts of interest.

Summary Compensation Table

We are currently considered a Smaller Reporting Company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are permitted to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and our two other most highly compensated executive officers serving at the fiscal year end. For the year ended December 31, 2020, our named executive officers the (“Named Executive Officers” or “NEOs”) were John Paul Roehm, our President and Chief Executive Officer, Peter Moerbeek, our Executive Vice President and Chief Financial Officer and Michael Stoecker, our Executive Vice President and Chief Operating Officer and .

The following table presents summary information regarding the total compensation for the years ended December 31, 2020 and 2019 for the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Plan Compensation	All Other Compensation (2)	Total
JP Roehm, President and Chief Executive Officer	2020	$650,000	$—	$775,831	$1,086,305	$28,491	$2,540,627
Peter Moerbeek, Executive Vice President and Chief Financial Officer	2020	$393,750	$—	$708,913	$458,652	$19,158	$1,580,473
Michael Stoecker, Executive Vice President and Chief Operating Officer	2020	$450,000	$—	$228,273	$601,646	$38,926	$1,318,845

(1)     The amounts reflected in this column represent the grant date fair value of restricted stock unit awards granted to the Named Executive Officers pursuant to our Incentive Plan computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See “Note 11. Stock-Based Compensation” to our audited consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(2)    Represents all other compensation paid to or earned by the Named Executive Officers, as provided in the chart below:

Name and Principal Position	Year	401K Company Match	Company Car (3)	Executive Life Insurance Imputed Income	Employer Costs of Insurance (Liability)	Company HSA Contribution	Total
JP Roehm	2020	$11,400	$—	$675	$14,916	$1,500	$28,491
Peter Moerbeek	2020	10,500	1,973	—	6,685	—	19,158
Michael Stoecker	2020	11,400	12,000	1,935	13,591	—	38,926

(3)     These amounts represent personal use of leased vehicles and car allowance.

Narrative Disclosure to the Summary Compensation Table

Elements of Compensation

Our principal elements of compensation provided to the NEOs were base salaries, awards under the Incentive Plan, awards under our AICP, and retirement, health, welfare and additional benefits.

Salary. The Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Long-Term Incentive Plan Awards. On May 14, 2020, the Board granted 247,619 and 72,857 performance-based RSUs to Mr. Roehm and Mr. Stoecker, respectively, and 165,079 and 48,571 time-based RSUs to Mr. Roehm and Mr. Stoecker, respectively. On August 20, 2020, the Board granted 107,143 performance-based RSUs and 71,429 time-based RSUs to Mr. Moerbeek. All of the foregoing grants were made under the Incentive Plan. The number of performance-based RSUs and time-based RSUs was determined as follows:

	Base Salary	Long-Term Incentive Plan Awards	Total value	Share price(1)	40% RSUs	60% Performance
JP Roehm	$650,000	200%	$1,300,000	$3.15	165,079	247,619
Peter Moerbeek	450,000	125%	562,500	3.15	71,429	107,143
Michael Stoecker	450,000	85%	382,500	3.15	48,571	72,857
(1) Based on the recommendation of the independent compensation consultant the grant values were determined using a $3.15 price using a 90 day average prior to February 20, 2020, the start of the COVID-19 related downturn.

The time-based RSUs will vest equally in one-third increments on each one-, two- and three-year anniversary of March 26, 2020, subject to the terms of the award agreement.

The number of performance-based RSUs granted that may become subject to vesting is based upon our actual Adjusted EBITDA for the year ended December 31, 2020 relative to the Board approved Adjusted EBITDA goal. For the year ended December 31, 2020, the Compensation Committee established an Adjusted EBITDA target of $115.0 million.
Adjusted EBITDA is calculated on the same basis as disclosed in our filings with the SEC, subject to adjustment by the Compensation Committee. Our audited annual financial statements, on a consolidated basis, are used to determine whether the Adjusted EBITDA goal is met, and Adjusted EBITDA includes the payment of bonuses under the AICP (defined below). If a minimum Adjusted EBITDA target (threshold) is not met, no performance-based RSUs are earned. If the vesting threshold was met, a minimum of 40%, and a maximum of 160%, of the performance-based RSUs subject to the award are earned:

Actual Adjusted EBITDA (1)	Earned Percentage
80% of Target Adjusted EBITDA (threshold vesting)	40%
90% of Target Adjusted EBITDA	60%
100% of Target Adjusted EBITDA	100%
110% of Target Adjusted EBITDA	110%
120% of Target Adjusted EBITDA	120%
130% of Target Adjusted EBITDA	140%
140% of Target Adjusted EBITDA (maximum vesting)	160%
(1) The actual vesting percentage will be determined by linear interpolation for performance between the levels.

After the number of performance-based RSUs that are earned is determined after completion of the fiscal year, such number of performance-based RSUs are considered earned, but remain subject to time based vesting requirements. Earned awards will vest equally in one-third increments on each one, two and three year anniversary of March 26, 2020, subject to the terms of the award agreement.

In March 2021, the Compensation Committee reviewed Adjusted EBITDA for the year ended December 31, 2020 compared to the pre-determined target, and determined that Adjusted EBITDA was $127.9 million. The Compensation Committee exercised its discretion to add back certain costs to Adjusted EBITDA, consisting of approximately $2.9 million of COVID-19 related costs and approximately $1.0 million of costs related to the Board’s Special Committee in connection with reviewing certain transactions, each of which are expected to be non-recurring. After giving effect to the adjustments, the Compensation Committee determined that Adjusted EBITDA, as adjusted, of $131.8 million for the year ended December 31, 2020 was 114.6% of the target of $115.0 million. Accordingly, 114.6% of the performance-based RSUs granted to Messrs. Roehm, Stoecker and Moerbeek were earned, resulting in 283,771, 122,786 and 83,494 performance-based RSUs. These awards will vest equally in one-third increments on each one, two and three year anniversary of March 26, 2020, subject to the terms of the award agreement.

Annual Incentive Compensation Program. The Annual Incentive Compensation Program (“AICP”) provides for awards of cash bonuses to eligible participants as a percentage of their base salary. Under the AICP, Messrs. Roehm, Stoecker and Moerbeek are entitled to earn up to a maximum of 200% of their base salary paid during the calendar year.

The actual percentage of base salary awarded is determined by achievement of one or more of target Adjusted EBITDA on a consolidated basis, Adjusted Free Cash Flow on a consolidated basis and target total reportable incident rate on a consolidated basis or a business unit or operating company division basis, and target gross profit on a business unit or operating company division basis, depending upon the classification of the participant.

For the Named Executive Officers, the AICP has three components: (1) 75% of the award is based upon actual Adjusted EBITDA on a consolidated basis, (2) 15% of the award is based on Adjusted Free Cash Flow, and (3) 10% of the award is based upon our total reportable incident rate (“TRIR”) on a consolidated basis. For the year ended December 31, 2020, the Compensation Committee at a meeting on May 6, 2020 established targets of $115 million for Adjusted EBITDA, $26 million for Adjusted Free Cash Flow, and a TRIR of 0.9.

The financial metrics are calculated using the company's audited financial statements. Adjusted Free Cash Flow for purposes of computing the bonus awards is cash flow from operations, less capital expenditures and preferred stock dividends. TRIR for purposes of computing the bonus awards is determined in accordance with OSHA mandated rules.

The following table illustrates the various levels of bonuses payable for each of the three components based on targets that were established at the May 6, 2020 meeting of the Compensation Committee:

Target (1)	Adjusted EBITDA Component	Adjusted Free Cash Flow Component	TRIR Component Earned
50% of Target	$92.0	$20.8	1.13
100% of Target	115.0	26.0	0.9
200% of Target	138.0	31.2	0.75
(1) The actual vesting percentage will be determined by linear interpolation for performance between the levels.

In March 2021, the Compensation Committee reviewed Adjusted EBITDA, Adjusted Free Cash Flow and TRIR for the year ended December 31, 2020 and determined that for purposes of the AICP, Adjusted EBITDA was $127.9 million, or 156.2% of target; Adjusted Free Cash Flow was $53.2 million, or 200% (maximum) of target; and TRIR was 0.61, or 200% (maximum) of target. After weighting each of the factors, the Compensation Committee determined that the AICP was earned at 167.1% percentage of base salary (or prorated base salary in the case of Mr. Moerbeek), and each of Mr. Roehm, Stoecker and Moerbeek received AICP payments of $1,086,305, $601,646 and $458,652, respectively.

Amended and Restated Incentive Plan

Our Board originally approved the Incentive Plan on February 6, 2018, which became effective upon the closing of the Merger. On April 12, 2019, our Board adopted an amended and restated Incentive Plan, subject to shareholder approval, in order to increase the number of authorized shares of Common Stock under the Incentive Plan. On June 3, 2019, our shareholders approved the amended and restated Incentive Plan and it became effective.

We are seeking shareholder approval of the Second Amended and Restated Incentive Plan at this Annual Meeting. For a summary of the Second Amended and Restated Incentive Plan, please see “PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED IEA 2018 EQUITY INCENTIVE PLAN.” A summary of the current Plan provision follow.

Purpose. The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock.

Administration and Eligibility. The Compensation Committee of our Board (or a subcommittee, if necessary) administers the Incentive Plan and has authority to determine the terms and conditions of any awards granted under it. The Compensation Committee has full discretion to administer and interpret the Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates is eligible for awards under the Incentive Plan if and when selected by the Compensation Committee, which has sole and complete authority to determine who will receive such awards.

Number of Shares Authorized. The Incentive Plan provides for the issuance of up to 4,157,765 shares of Common Stock. No more than 4,157,765 shares Common Stock may be issued with respect to incentive stock options under the Incentive Plan. Such number includes 2,945,699 shares of Common Stock subject to awards granted or settled under the 2018 IEA Equity Incentive Plan prior to the most recent amendment and restatement.

If any award granted under the Incentive Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Incentive Plan.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Incentive Plan, the number of shares covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

Types of Awards. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine (“Substitute Awards”).

•Stock Options. The Compensation Committee may grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Incentive Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Incentive Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension would not violate Section 409A of the Code). An option holder may pay the exercise of an option in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including by means of a broker-assisted cashless exercise mechanism or a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.

•Stock Appreciation Rights. The Compensation Committee may award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR may not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Incentive Plan will be ten years from the date of grant.

•Restricted Stock. The Compensation Committee may grant restricted stock under the Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any dividends that are payable on those shares will not be paid currently but will accumulate and vest or be forfeited at the same time as the related shares of restricted stock.

•Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock unit awards (“RSUs”), which will be subject to the terms and conditions established by the Compensation Committee. RSUs, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned or in cash equal to the fair market value of those shares, at the election of the Compensation Committee. RSUs may be settled at the expiration of the period over which the RSUs are to be earned or at a later date selected by the Compensation Committee. If the RSUs are granted with dividend equivalent rights, the holder will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends. Any dividend equivalents would not be paid currently but rather would accumulate and vest or be forfeited at the same time as the related RSUs are settled for cash or shares of Common Stock.

•Other Stock-Based Awards. The Compensation Committee may grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event that a participant’s employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control then the Compensation Committee may provide, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable performance goals); provided that, in the case of any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by our other stockholders in the event. Notwithstanding the above, the compensation committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Incentive Plan).

Amendment. The Board may amend, suspend or terminate the Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award holder without his or her consent.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary. Further, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our Common Stock is listed. These requirements may not be amended without stockholder approval. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization.

Effective Date; Term. The Incentive Plan became effective on June 3, 2019. No award will be granted under the Incentive Plan on or after the tenth anniversary of the Incentive Plan becoming effective. Any award outstanding under the Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Stock Ownership Guidelines

We adopted stock ownership guidelines in March 2021. Under our stock ownership guidelines, our Chief Executive Officer and our Executive Vice Presidents are required to hold the following amounts of Common Stock within five years of becoming an officer (or five years of the adoption of the guidelines):

•5x base salary for the Chief Executive Officer; and
•3x base salary for all Executive Vice Presidents.

If an executive officer becomes subject to a greater ownership amount due to promotion or an increase in base salary, such officer is expected to meet the higher ownership amount within the later of the original five-year period or three years from the effective date of the promotion or salary change. The guidelines specify that unvested time-based equity awards count as shares of Common Stock but unvested performance-based awards do not.
Employment Agreements

On August 6, 2020, the Company and Mr. Moerbeek entered into an employment agreement, which superseded that certain employment letter agreement between the Company and Mr. Moerbeek, dated March 5, 2020, in its entirety. On November 5, 2020, the Company entered into amended and restated employment agreements with J.P. Roehm and Michael Stoecker, which superseded their respective existing employment agreements in their entirety.

Pursuant to the agreements (the “Existing Employment Agreement”) with Mr. Roehm, Stoecker and Moerbeek, Mr. Roehm is employed as Chief Executive Officer and receives a base salary of $650,000 for an initial term of three years, Mr. Stoecker is employed as Chief Operating Officer and receives a base salary of $450,000 for an initial term of three years, and Mr. Moerbeek is employed as Chief Financial Officer and receives a base salary of $450,000 (payable from the date thereof retroactive to March 5, 2020) for an initial term of three years.

The Existing Employment Agreements provide that the executives will have the opportunity to earn a performance-based bonus each calendar year in a target amount of a percentage of his base salary (100%, 80% and 70% for Messrs. Roehm, Stoecker and Moerbeek, respectively, and pro-rated for the 2020 calendar year in the case of Mr. Moerbeek), administered and payable under the Company’s AICP. Each executive is also eligible to receive equity awards each calendar year with a target award of a percentage of their base salary (200%, 85% and 125% for Messrs. Roehm, Stoecker and Moerbeek, respectively), administered and payable under the Incentive Plan. Additionally, each executive will receive, at the Company’s election, a company-owned or leased vehicle or vehicle allowance and other standard benefits and perquisites that are provided to similarly situated executives. The Amended and Restated Employment Agreements contain standard post-employment non-competition and non-solicitation covenants during the 12-month period following each executive’s termination.

If the executives are terminated by the Company without “cause” or if the executive resigns for “good reason,” then they shall receive: (i) a severance payment in the amount of (a) 12 months (or 18 months in the case of Mr. Roehm) of his then existing base salary, plus (b) an amount equal to the greater of the target bonus for year of termination or the average of his annual bonus payable in the prior three or fewer calendar years (or 1.5 times such amount in the case of Mr. Roehm), such amount to be payable over the 12-month period (or 18 month period in the case of Mr. Roehm) following termination (the “Severance Payment”); (ii) his pro-rated bonus for the year of termination, payable in a lump sum at the time such amount would have been paid under the annual bonus plan; and (iii) payment of the applicable premium for continuation coverage for him and his eligible dependents under the Company’s group medical plan, such amount “grossed up” to account for additional income and employment taxes incurred on such amount. In addition, all of the executive’s equity grants and awards shall become vested (at target level for performance awards) and immediately exercisable.

In the event the executive’s employment is terminated for the reasons described above within 24 months following a Change in Control (as defined in the Incentive Plan), then the executive shall receive: (i) two times the amount of the Severance Payment, payable over the 12-month period following termination; (ii) his pro-rated bonus for the year of termination, payable in a lump sum at the time such amount would have been paid under the annual bonus plan; (iii) payment of the applicable premium for continuation coverage for him and his eligible dependents under the Company’s group medical plan, such amount “grossed up” to account for additional income and employment taxes on such amount; and (iv) a reimbursement of up to $50,000 for the use of outplacement services. In addition, all of the executive’s equity grants and awards shall become vested (at target level for performance awards) and immediately exercisable.

Following any termination for Cause or due to death or “disability” (as defined in the Employment Agreement), or if the executive terminates his employment for any reason other than for Good Reason, the executive will receive a payment of accrued but unpaid base salary, any earned and unpaid bonus and payment of unreimbursed expenses. Further, if the executive dies or suffers a “disability,” all of the executive’s equity grants and awards shall become vested (at the target level for performance awards) and exercisable.

The Employment Agreements define “Cause” as: (i) the executive’s substantial and repeated failure to perform duties as reasonably directed by the Board of the Company (not as a consequence of “disability”) after written notice thereof and failure to cure within 10 days; (ii) the executive’s misappropriation or fraud with regard to the Company or its assets; (iii) conviction of, or the pleading of guilty to, a felony, or any other crime involving either fraud or a breach of the executive’s duty of loyalty with respect to the Company or any of its customers or suppliers that results in material injury to the Company; (iv) the executive’s violation of the written policies of the Company, or other misconduct in connection with the performance of his duties that in either case results in material injury to the Company, after written notice thereof and failure to cure within 10 days; or (v) the executive’s breach of any material provision of the Existing Employment Agreements, including without limitation the confidentiality and non-disparagement provisions and the non-competition and non-solicitation provisions described above.

The Employment Agreements define “Good Reason” as the occurrence of any of the following events without the executive’s prior express written consent: (i) any reduction in the executive’s base salary or target bonus percentage, or any material diminution in the executive’s duties or authorities; (ii) any relocation of the executive’s principal place of employment to a location more than 75 miles from the executive’s principal place of employment as of the effective date of the Employment Agreement; or (iii) any material breach by the Company of any material obligation owed to the executive; provided however, that prior to resigning for any “good reason,” the executive shall give written notice to the Company of the facts and circumstances claimed to provide a basis for such resignation not more than 30 days following his knowledge of such facts and circumstances, and the Company shall have 30 days after receipt of such notice to cure the circumstances giving rise to such resignation for “good reason.”

Outstanding Equity Awards at 2020 Year End

The following table reflects information regarding outstanding options and restricted stock unit awards held by our Named Executive Officers as of December 31, 2020.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
JP Roehm	9/14/2018(2)	—	—	92,024	10.37	9/14/2028	—	—	48,260	$799,668
	9/14/2018(3)	46,012	—	46,012	10.37	9/14/2028	24,130	399,834	—	—
	6/3/2019(4)	—	—	—	—	—	106,857	1,770,620	—	—
	6/3/2019(5)	—	—	—	—	—	83,809	1,388,715	—	—
	5/14/2020(6)	—	—	—	—	—	—	—	283,771	4,702,085
	5/14/2020(7)	—	—	—	—	—	165,079	2,735,359	—	—
Peter Moerbeek	8/20/2020(6)	—	—	—	—	—	—	—	122,786	2,034,564
	8/20/2020(7)	—	—	—	—	—	71,429	1,183,579	—	—
Michael Stoecker	6/3/2019(4)	—	—	—	—	—	74,107	1,227,953	—	—
	5/14/2020(6)	—	—	—	—	—	—	—	83,494	1,383,496
	5/14/2020(7)	—	—	—	—	—	48,571	804,821	—	—
(1)    Represents the market value of each award based on the closing price of $16.57 of our Common Stock on December 31, 2020.

(2)    Represents RSUs and stock options of which half of the shares will vest in four equal annual installments beginning on the first anniversary of March 26, 2018, subject to the reporting person’s continued employment. Twenty-five percent will vest on the later of (i) March 26, 2019 and (ii) the first day upon which closing sale price of the issuer’s Common Stock has equaled or exceeded $12.00 per share for any twenty trading days in a consecutive 30 day trading period. Twenty-five percent will vest on the later of (i) March 26, 2019 and (ii) the first day upon which closing sale price of the issuer’s Common Stock has equaled or exceeded $14.00 per share for any twenty trading days in a consecutive 30 day trading period.

(3)    Represents RSUs and stock options that are vested or will vest in four equal annual installments beginning on the first anniversary of March 26, 2018.

(4)    Represents performance-based RSUs that are subject to vesting based upon the Company’s Adjusted EBITDA for 2019 relative to an Adjusted EBITDA goal. The Company achieved 85% of the Adjusted EBITDA target for 2019 and therefore the shares above vest in three annual installments beginning on the first anniversary of June 3, 2019.

(5)    Represents restricted stock units which will vest in three equal annual installments beginning on the first anniversary of June 3, 2019

(6)    Represents performance-based RSUs that are subject to vesting based upon the Company’s Adjusted EBITDA for 2020 relative to an Adjusted EBITDA goal. The Company achieved 114.6% of the Adjusted EBITDA target for 2020 and therefore the shares above vest in three annual installments beginning on the first anniversary of March 26, 2020.

(7)    Represents time based RSUs. Time-based RSUs will vest equally in one-third increments on each one, two and three year anniversary of March 26, 2020, subject to the terms of the award agreement.

Director Compensation
Independent directors are paid a $130,000 retainer for serving as a director. In addition, the following payments are applicable based on participation on the following committees:

Committee	Chair	Member
Audit	$35,000	$12,000
Nominating and Governance	25,000	12,000
Compensation	25,000	12,000
Bid Review	70,000	25,000
Special Committee	—	15,000

One-half of each director’s retainer, as well as one-half of all fees earned for serving as a chair or member of a committee, is paid in the form of cash. The remainder of any director fees and fees earned for serving as a chair or member of a committee is paid in the form of RSUs under the Incentive Plan, with the RSUs vesting on the one year anniversary of the date of grant. Directors are reimbursed for their reasonable expenses incurred to attend Board and committee meetings and in their performance of director duties. The Compensation Committee may also make discretionary awards to non-employee directors, although no awards were made during the year ended December 31, 2020. Directors who are also employees do not receive any additional compensation for their service on our Board.

The following table shows information about non-employee director compensation for the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total ($)
Charles Garner (3)(7)	98,500	83,500	182,000
Peter Jonna (4)	77,000	77,000	154,000
Terence Montgomery	98,000	95,000	193,000
Derek Glanvill (5)	155,000	155,000	310,000
John M. Eber (7)	98,500	83,500	182,000
Matthew Underwood	67,125	89,501	156,626
Laurene B. Mahon (8)	12,811	—	12,811
Michael Della Rocca (8)	8,170	—	8,170

(1)    The amounts reflected in this column represent the grant date fair value of RSUs granted to the non-employee directors representing one-half of the retainer, as well as one half of all fees for serving as a chair or member of a committee pursuant to our Incentive Plan, computed in accordance with FASB ASC Topic 718. See “Note 11. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for additional detail regarding assumptions underlying the value of these equity awards.

(2)    The following table shows, as of December 31, 2020, the aggregate number of RSUs outstanding for each non-employee director:

Name	Restricted Stock Units Outstanding at December 31, 2020
Charles Garner (3)	37,444
Peter Jonna (4)	34,529
Terence Montgomery	42,601
Derek Glanvill	69,507
John M. Eber	37,444
Matthew Underwood (6)	40,135
Michael Della Rocca (8)	—
Laurene B. Mahon (8)	—
(3)    RSUs granted to Mr. Garner are for the benefit of Mr. Meghji, a former director, pursuant to his right to appoint a designee to the Board pursuant to the Investor Rights Agreement (as defined below) and are issued to Mr. Meghji.

(4)    Peter Jonna resigned from our Board on February 8, 2021.

(5)    Mr. Glanvill receives an additional $85,000 as compensation as Chairman of the Board.

(6)    RSUs granted to Mr. Underwood are for the benefit of Ares pursuant to its right to appoint a designee to the Board pursuant to the Certificate of Designations for the Series B Preferred Stock. Pursuant to an agreement between Ares and Mr. Underwood, Mr. Underwood has agreed to pay Ares all of his director compensation, and has instructed us to pay all such compensation directly to Ares. Accordingly, Ares (and/or its affiliated funds and investment vehicles) is the direct holder of the 40,135 restricted stock units granted to Mr. Underwood.

(7)    Includes $15,000 in cash for particpating on the Special Commitee.

(8)    Due to their appointment dates occurring during fourth quarter 2020, equity grants for these directors covering their 2020 service will be made in 2021.

Director Stock Ownership Guidelines

Our non-employee directors (other than those serving pursuant to a designation or nomination right of a third party, which include Charles Garner and Matthew Underwood) are subject to stock ownership guidelines requiring each director to own and hold Common Stock worth three times his or her annual cash retainer within five years of appointment (or five years of the adoption of the guidelines). Under the guidelines, unvested RSUs count as Common Stock.

Equity Plan Compensation Information
The following table shows information as of December 31, 2020 about Incentive Plan. The Incentive Plan is currently the only plan under which our equity securities are authorized for issuance. The Incentive Plan was originally approved by our shareholders in connection with the Merger, and an amendment and restatement of the Incentive Plan was approved by our shareholders on June 3, 2019.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders	2,960,214	4.30	245,344
Equity compensation plans not approved by security holders	—	—	—
Total	2,960,214	4.30	245,344

(1)    This column reflects the maximum number of shares of Common Stock that may be issued under outstanding and unvested restricted stock units (“RSUs”) and stock options at December 31, 2020.

(2)    This column reflects the total number of shares Common Stock remaining available for issuance under the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

•we (including any of our subsidiaries) were, are or will be participants,

•the amount involved exceeds $120,000, and

•a related person has or will have a direct or indirect interest.

Various transactions are not covered by this policy, including:

•compensation (a) to an executive officer or director if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K or (b) to an executive officer, if such compensation would have been required to be reported under Item 402 as compensation earned for services if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee, provided that such executive officer is not an immediate family member of another related Person,

•transactions that are in Company’s ordinary course of business and where the interest of the related Person arises only (a) from the related person’s position as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; from both such positions described in (a) and such ownership described in (b); or (c) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 5%, and the related person is not a general partner of and does not have another position in the partnership, and

•transactions that are in our ordinary course of business and where the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of such class of equity securities will receive the same benefit on a pro rata basis.

A “related person” is any person who is, or at any time since the beginning our last fiscal year was, a director or executive officer or a nominee to become a director; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Audit Committee is responsible for applying our Related Person Transactions Policy and Procedures. The Audit Committee reviews the relevant facts and circumstances of each related person transaction, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Certificate of Incorporation and our Code of Ethics, as applicable, and either approve or disapprove the related person transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction. No director may participate in approval of a related person transaction for which he or she is a related person.

Transactions with Related Parties

First Equity Commitment Agreement

On May 14, 2019, we entered into an Equity Commitment Agreement with ASSF IV (a fund affiliated with Ares) and OT POF (a fund managed by Oaktree) and Oaktree Power III. On May 20, 2019, we entered into an Amended and Restated First Equity Commitment Agreement (the “First Equity Commitment Agreement”), which amended and restated the Equity Commitment Agreement dated May 14, 2019, pursuant to which we issued and sold on May 20, 2019, 50,000 shares of Series B-1 Preferred Stock and warrants to purchase 2,545,934 shares of Common Stock (the “First ECA Warrants”). The net proceeds to us were approximately $41.2 million after deducting estimated expenses payable by us. The First Equity Commitment Agreement, and the issuance of the Series B-1 Preferred Stock and First ECA Warrants was approved by Special Committee of the Board and, upon thier recommendation, by the full Board.

Each First ECA Warrant is evidenced by a warrant certificate (the “Warrant Certificate”). The Warrant Certificate provides that each First ECA Warrant is exercisable into Common Stock at an exercise price per share of $0.0001 (the “Exercise Price”). The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the First ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the First ECA Warrants adjust for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the First ECA Warrants issued on May 20, 2019, we may be required to issue additional warrants to purchase Common Stock depending upon EBITDA (calculated on a last twelve month basis) on the last calendar day of each month during the twelve month period commencing on the first anniversary of May 20, 2019 and ending on the second anniversary of May 20, 2019, as follows: (1) if EBITDA is greater than or equal to $100.0 million, no additional warrants are required to be issued, (2) if EBITDA is less than $87.5 million, 1,335,149 additional warrants are required to be issued, and (3) if greater than or equal to $87.5 million, but less than $100.0 million additional warrants up to 1,335,149 must be issued depending upon actual EBITDA during the measurement period.

In addition to the First ECA Warrants issued on May 20, 2019, the First Equity Commitment Agreement provided that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

•upon the conversion of any shares of Series A Preferred Stock;

•upon the exercise of any warrant with an exercise price of $11.50 or higher; and

•upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then we shall issue to ASSF IV and OT POF (or such affiliate as they may direct), a number of additional warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, “Applicable Share Factor” means, (a) with respect to a calculation made with respect to an issuance to ASSF IV, 3/45 and (b) with respect to a calculation made with respect to an issuance to OT POF, 2/45.

Therefore, in addition to the 2,545,934 First ECA Warrants issued on May 20, 2019, we may be required to issue additional warrants for additional shares of Common Stock under the First Equity Commitment Agreement. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Second Equity Commitment Agreement

On August 13, 2019, we entered into a second Equity Commitment Agreement with ASSF IV and ASOF Holdings (each a fund affiliated with Ares), IEA LLC (a holding company for Oaktree and our prior parent), OT POF and Oaktree Power III (the “Second Equity Commitment Agreement”), pursuant to which we agreed to issue and sell 50,000 shares of Series B-2 Preferred Stock and warrants to purchase 900,000 shares of our Common Stock (the “Second ECA Warrants”) to ASSF IV and ASOF

Holdings. On August 30, 2019, we completed the transactions under the Second Equity Commitment Agreement and issued and sold 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to ASSF IV and ASOF Holdings. The Second Commitment Agreement, and the issuance of the Series B-2 Preferred Stock and Second ECA Warrants was approved by Special Committee of the Board and, upon recommendation of such Special Committee, by the full Board.

Each Second ECA Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Second ECA Warrant is exercisable into Common Stock at an Exercise Price per share of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Second ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Second ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the 900,000 Second ECA Warrants issued on August 30, 2019, the Second Equity Commitment Agreement provides that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

•upon the conversion of any shares of Series A Preferred Stock;

•upon the exercise of any warrant with an exercise price of $11.50 or higher; and

•upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then we shall issue to ASSF IV and ASOF Holdings (or such affiliate as they may direct) a number of additional warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019.

In addition to the 900,000 Second ECA Warrants issued on August 30, 2019, the Second Equity Commitment Agreement also provides that, within five (5) business days after any issuance, from time to time, of shares of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, we shall issue to ASSF IV and ASOF Holdings (or such affiliate as they may direct), a number of additional warrants equal to (x) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (y) the Applicable Warrant Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, “Applicable Share Factor” means 81/2255 and “Applicable Warrant Factor” means 81/2255.

Therefore, in addition to the 900,000 Second ECA Warrants issued on August 30, 2019, we may be required to issue additional warrants for additional shares of Common Stock under the Second Equity Commitment Agreement. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Third Equity Commitment Agreement

Series B-3 Preferred Stock and Third ECA Warrants

On October 29, 2019, were entered into a third Equity Commitment Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III (the “Third Equity Commitment Agreement”), pursuant to which we agreed to issue and sell 80,000 shares of Series B-3 Preferred Stock and warrants to purchase 3,568,750 shares of our Common Stock (the “Third ECA Warrants”) to ASSF IV and ASOF Holdings (each a fund affiliated with Ares). On November 14, 2019, we completed the transactions under the Third Equity Commitment Agreement and issued and sold 80,000 shares of Series B-3 Preferred Stock and the Third ECA Warrants to ASSF IV and ASOF Holdings. The Third Commitment Agreement, and the issuance of the Series B-3 Preferred Stock and Third ECA Warrants was approved by Special Committee of the Board and, upon recommendation of such Special Committee, by the full Board.

Each Third ECA Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Third ECA Warrant is exercisable into Common Stock at an Exercise Price of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Third ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Third ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019, the Third Equity Commitment Agreement provides that, subject to any required stockholder approval, within five (5) business days after:

•any issuance, from time to time, following the Warrant Measurement Date (as defined below), of shares of Common Stock:

◦upon the conversion of any shares of Series A Preferred Stock;

◦upon the exercise of any warrant with an exercise price of $11.50 or higher; and

◦upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then, we shall issue:

◦to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

◦to OT POF, a number of additional warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since the November 14, 2019.

•the Warrant Measurement Date, we shall issue:

◦to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (I) the aggregate number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

◦to OT POF, a number of additional Warrants equal to (I) the number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019;

provided, that, if no shares of Additional Common Stock are issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional warrants shall be issued.

Furthermore, in addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019 and the warrant adjustments described above, the Third Equity Commitment Agreement provides that, within five (5) business days after:

•any issuance, from time to time following the Warrant Measurement Date, of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, then we shall issue:

◦to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

◦to OT POF, a number of additional warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

•the Warrant Measurement Date, then we shall issue:

◦to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (1) the aggregate number of shares of warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

◦to OT POF, a number of additional warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate (as defined below)) that have occurred since November 14, 2019;

provided, that, if no warrants are issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional warrants shall be issued to any person.

For these purposes:

•“Warrant Measurement Date” means the 2020 Commitment Closing (as defined below) (or if earlier, the termination of the obligations of the Backstop Parties set forth in Section 9.18 of the Third Equity Commitment Agreement).

•“Applicable Ares Share Factor” means, (x) the product of (a) Applicable Overall Share Factor and (b) Applicable Ares Percentage minus (y) 81/2255.

◦“Applicable Overall Share Factor” means a fraction (x) the numerator of which is the Applicable Factor (defined as the product of (a) 18% multiplied by (b) a quotient (i) the numerator of which is the Applicable Funded Amount (defined as the sum of (a) $130,000,000, (b) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us and (c) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us) and (ii) the denominator of which is $160,000,000), and (y) the denominator of which is (i) one (1) minus (ii) the Applicable Factor (as defined above).

◦“Applicable Ares Percentage” means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) $130,000,000, (ii) the portion (if any) of the 2019 Commitment Purchase Price actually paid to us by ASSF IV and ASOF Holdings or their or their respective affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts and (iii) the portion (if any) of the 2020 Commitment Purchase Price actually paid to us by ASSF IV and ASOF Holdings or their or their respective affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts and (b) the denominator of which is the Applicable Funded Amount (as defined above).

•“Applicable Oaktree Share Factor” means, (x) the product of (a) Applicable Overall Share Factor (as defined above) and (b) Applicable Oaktree Percentage.

◦“Applicable Oaktree Percentage” means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us by OT POF and (ii) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us by OT POF and (b) the denominator of which is the Applicable Funded Amount (as defined above).

Accordingly, in addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019, we may be required to issue additional warrants. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

2019 Commitment

Pursuant to Section 9.17 of the Third Equity Commitment Agreement, ASSF IV, ASOF Holdings and OT POF (each a “Backstop Party” and collectively, the “Backstop Parties”) committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and warrants to purchase 515,625 shares of Common Stock (the “2019 Commitment Warrants”) (collectively, the “2019 Commitment”), subject to certain conditions as set forth in the Third Equity Commitment Agreement. The 2019 Commitment was not triggered under the Third Equity Commitment Agreement and, accordingly, no additional shares of Series B-3 Preferred Stock or 2019 Commitment Warrants were issued under the Third Equity Commitment Agreement.

2020 Commitment

Pursuant to Section 9.18 of the Third Equity Commitment Agreement, the Backstop Parties committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and warrants (the “2020 Commitment Warrants”) to purchase 515,625 shares of Common Stock (the “2020 Commitment”) to the extent the shares of Series B-3 Preferred Stock and corresponding warrants were not purchased our stockholders in our Rights Offering, or if the proceeds from the Rights Offering were not used to repay the Term Loan, subject to certain conditions as set forth in the Third Equity Commitment Agreement. Any 2020 Commitment was required to be consummated by us and Backstop Parties on or prior to the date that is on or before 180 days from November 14, 2019, subject to satisfaction of closing conditions required for the 2020 Commitment. Pursuant to the Third Equity Commitment Agreement, the proceeds, if any, from the 2020 Commitment must be used to repay outstanding amounts under our Term Loans. On March 4, 2020, we completed the Rights Offering, and issued and sold 350 shares of Series B-3 Preferred Stock and 12,029 warrants to purchase common stock for aggregate proceeds of $0.4 million, before expense.

On May 6, 2020, we entered into an Amendment (the “Amendment”) to the Third Equity Commitment Agreement. The Amendment amends the Third Equity Commitment Agreement to extend the period of time the Backstop Parties (as defined in the Equity Commitment Agreement) may be required to enter into the 2020 Commitment (as defined in the Third Equity Commitment Agreement) and purchase additional shares of Series B-3 Preferred Stock and warrants to July 14, 2020, or such other date as mutually agreed with the Backstop Parties. Additionally, the Amendment clarified that, after giving effect to reductions in the commitment amount to date, the 2020 Commitment shall in no event exceed $5,650,000.

On July 22, 2020, we entered into a Second Amendment to the Third Equity Commitment Agreement (the “Second Amendment”). The Second Amendment amends the Third Equity Commitment Agreement to terminate Section 9.18 of the Equity Commitment Agreement effective as of July 14, 2020 relating to the obligation of us to issue to the Backstop Parties (as defined in the Equity Commitment Agreement), and the Backstop Parties to purchase from us, additional shares of Series B-3 Preferred Stock and warrants pursuant to the 2020 Commitment. In connection with the Second Amendment, we paid $525,000 in full satisfaction of the 2019 Commitment Fees and $797,250 in full satisfaction of the 2020 Commitment Fees, as well as reimbursed certain expenses in the amount of $343,621.

Preferred Exchange Agreement

On October 29, 2019, we entered into a Preferred Stock Exchange Agreement, with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III (the “Preferred Exchange Agreement”). The Preferred Exchange Agreement provides that IEA LLC (which is managed and controlled by Oaktree) will exchange 50% of the outstanding Series A Preferred Stock held by it for shares of Series B-3 Preferred Stock and warrants. On November 14, 2019, pursuant to the Preferred Exchange Agreement, we issued to IEA LLC 19,123.87 shares of Series B-3 Preferred Stock and the warrants for 657,383 shares of Common Stock (the “Preferred Exchange Warrants”) in exchange for 50% of the Series A Preferred Stock held by IEA LLC. The number of shares of Series B-3 Preferred Stock issued in the exchange was equal the aggregate stated value of the Series A Preferred Stock (the “Series A Stated Value”) exchanged (which Series A Stated Value was equal to $1,000 per share of Series A Preferred Stock plus the amount of accumulated but unpaid dividends compounded and accumulated through November 14, 2019) divided by $1,000. The number of Preferred Exchange Agreement Warrants issued in the exchange was equal to the aggregate Series A Stated Value multiplied by the fraction equal to 5.5/160 (subject to certain anti-dilution provisions in the Third Equity Commitment Agreement). On November 14, 2019, pursuant to the Preferred Exchange Agreement, we issued 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Preferred Exchange Agreement Warrants to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock. Effective as of November 14, 2019, the exchanged shares of Series A Preferred Stock were cancelled and ceased to be issued and outstanding. Each Preferred Exchange Agreement Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Preferred Exchange Agreement Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Preferred Exchange Agreement Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Preferred Exchange Agreement Warrant adjusts for dividends, subdivisions or combinations of the our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019, the Preferred Exchange Agreement provides that, within five (5) business days after any issuance from time to time, of additional Common Stock, we shall issue to IEA LLC a number of additional warrants equal to (A) the number of shares of such additional Common Stock multiplied by (B) the Applicable IEA LLC Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

In addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019, the Preferred Exchange Agreement also provides that, within five (5) business days after any issuance, from time to time, of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, we shall issue to IEA LLC a number of additional warrants equal to (A) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (B) the Applicable IEA LLC Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

For these purposes:

•“Applicable IEA LLC Share Factor” means the quotient determined by dividing (A) the IEA LLC Pro Rata Coverage Factor by (B) the excess of (x) one over (y) the IEA LLC Pro Rata Coverage Factor.

•“IEA LLC Pro Rata Coverage Factor” means the product of (A) a fraction, the numerator of which is the Stated Value of the shares of Series A Preferred Stock exchanged pursuant to the Preferred Exchange Agreement, and the denominator of which is 160, and (B) 18%.

•“Stated Value” means, with respect to a share of Series A Preferred Stock, an amount equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share through and on November 14, 2019.

Accordingly, we may be required to issue additional warrants in addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019. The exact amount of additional warrants that may be issued pursuant to the Preferred Exchange Agreement is unknown and dependent upon future events and circumstances, some of which are outside of our control.

On February 7, 2021, IEA LLC sold all of its rights under the Preferred Exchange Agreement to ASSF IV and ASOF Holdings.

Rights Offering Agreement

On October 29, 2019, we entered into a Rights Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Rights Agreement provides that we will effectuate a rights offering whereby the holders of our outstanding Common Stock (excluding ASSF IV, ASOF Holdings, IEA LLC, OT POF, Oaktree Power III and each of their director designees, our officers and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated warrants (the “Rights Offering”). The Rights Offering was subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million.

On January 27, 2020, we entered into the First Amendment to Rights Offering Agreement (the “First Amendment”), with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The First Amendment amends the Rights Offering Agreement, dated as of October 29, 2019, to amend certain terms and conditions of the rights offering.

On March 4, 2020 we completed the Rights Offering, and issued and sold 350 shares of Series B-3 Preferred Stock and 12,029 warrants to purchase common stock for aggregate proceeds of $0.4 million, before expense.

Investor Rights Agreement

On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, we entered into an Investor Rights Agreement (the “Investor Rights Agreement”), with IEA LLC, ASSF IV, ASOF Holdings and OT POF. The Investor Rights Agreement provides that if we do not redeem all shares of Series B Preferred Stock outstanding within sixty (60) days from their respective mandatory redemption dates, then during the period from the sixtieth (60th) day following their respective mandatory redemption dates until the date upon which all shares of Series B Preferred Stock then outstanding are redeemed in full (the “Exit Right Period”), then (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B Preferred Stock to the same extent as the holders of Common Stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board; provided, however, that for so long as we are subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B-3 Certificate of Designation, the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting together as a single class, (iii) the Accumulated Dividend Rate (as defined in the applicable certificate of designation) and the Cash Dividend Rate (as defined in the applicable certificate of designation) shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full, and (iv) the holders of a majority of the shares of Series B Preferred Stock shall have the right to cause the us to, in or more transactions, effect a sale (directly or indirectly) of some or all of the assets or equity of us and any of our subsidiaries, and to use the proceeds thereof to redeem in full, or to the fullest extent, the Series B Preferred Stock (a “Redemption Sale”). If the conditions of a Redemption Sale are triggered, we will be required to take all actions necessary or requested to implement and consummate such Redemption Sale, and will be required to use commercially reasonable efforts to cooperate to implement and consummate such Redemption Sale. Under the Investor Rights Agreement, we will covenant to not take, or cause our subsidiaries to take, any actions that could reasonably be expected to delay, impede or prohibit a Redemption Sale. Each party to the Investor Rights Agreement (other than us) will agree, during any Exit Right Period, to vote all securities to ensure the terms of the Investor Rights Agreement are effectuated (including voting in favor of a Redemption Sale), as well as to abide by other restrictions.

Indemnification Letter

On October 29, 2019, we entered into a letter agreement providing for certain indemnification obligations by us in favor of Oaktree similar to the indemnification obligations of us to ASSF IV and ASOF Holdings under the Third Equity Commitment Agreement (the “Indemnification Letter”).

A&R Investor Rights Agreement

At the closing of the Merger in March 2018 (the “Closing”), we entered into an Investor Rights Agreement with M III Sponsor, on the one hand, and with IEA LLC and Oaktree, in its capacity as the representative of the Selling Stockholders, on the other hand (the “Investor Rights Agreement”). The “Selling Stockholders” (as such term is defined in the Investor Rights Agreement) include Oaktree, any affiliate of Oaktree and any executive officer, director or member of IEA LLC as of immediately prior to Closing (or any affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons).
Pursuant to the Investor Rights Agreement, each of IEA LLC and any affiliated transferee thereof has granted to Oaktree a power of attorney to vote such person’s Common Stock and to act on such person’s behalf under the Investor Rights Agreement.

The Investor Rights Agreement grants consent rights to Oaktree over certain matters for so long as the Selling Stockholders directly or indirectly beneficially own at least fifty percent (50%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing (the “Seller Higher Condition”). Additionally, Oaktree has the right to nominate two directors to the Board so long as the Seller Higher Condition is met or nominate one director so long as Selling Stockholders directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing. In the case of an increase in the size of the Board or an increase in their ownership percentage, the Selling Stockholders may nominate additional directors proportional to their ownership.

The Investor Rights Agreement grants consent rights to M III Sponsor (as successor party) over certain matters for so long as M III Sponsor and the persons listed on Schedule A-2 of the Investor Rights Agreement, directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares (as defined below)) beneficially owned by such persons as of Closing (the “Sponsor Higher Condition”). Additionally, M III Sponsor has the right to nominate two directors to the Board so long as the Sponsor Higher Condition is met or nominate one director so long as such persons directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by such persons as of Closing. In the case of an increase in the size of the Board or an increase in their ownership percentage, M III Sponsor may appoint additional directors proportional to its ownership.

IEA LLC has agreed under the Registration Rights Agreement (described below) that the shares of Common Stock it received at Closing will not be transferable, assignable or salable by it (in each case, subject to certain agreed exceptions) until the date that is 180 days after Closing (and, to the extent distributed to certain members of management, such shares shall not be transferable until the second anniversary of the Closing).

On May 20, 2019, in connection with the closing of the transactions under the First Equity Agreement, we entered into an Amended and Restated Investor Rights Agreement (“First A&R Investor Rights Agreement”), with M III Sponsor, IEA LLC and Oaktree Power III. The First A&R Investor Rights Agreement amends and restates the Investor Rights Agreement in order to, among other things, increase the size of our Board to nine (9) directors (as a result of the holders of the Series B-1 Preferred Stock having the right to designate a director to the Board pursuant to the Series B-1 Certificate).

On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, we entered into the Second Amended and Restated Investor Rights Agreement (“Second A&R Investor Rights Agreement”), M III Sponsor, IEA LLC and Oaktree Power III. The Second A&R Investor Rights Agreement amends and restates the First A&R Investor Rights Agreement in order to, among other things, increase the size of our Board to ten (10) directors (as a result of the holders of the Series B-2 Preferred Stock having the right to designate a second director to the Board pursuant to the Series B-2 Certificate).

On January 23, 2020, we entered into a Third A&R Investor Rights Agreement with M III Sponsor, IEA LLC and Oaktree Power III. The Third A&R Investor Rights Agreement amends and restates the Second A&R Investor Rights Agreement, to, among other things:

•reduce the size of the Company’s Board of Directors (the “Board”) from ten (10) directors to seven (7) directors;

•amend the corporate governance rights of M III Sponsor and Oaktree Power III, so that each of M III Sponsor and Oaktree Power III has the right to designate one director to the Board, rather than two directors;

•specify that the Company will use its reasonable best efforts to reclassify the terms of certain directors; and

•agree that Mohsin Meghji will no longer be considered a designee of M III Sponsor and resign from the Board, and that Ian Schapiro will no longer be considered a designee of Oaktree Power III and resign from the Board.

Waiver Agreement

In connection with the Third A&R Investor Rights Agreement, we entered into a Waiver and Consent Agreement (the “Waiver Agreement”) with Ares Management LLC (on behalf of its affiliated funds, investment vehicles and/or managed accounts) (“Ares”), dated November 4, 2020, pursuant to which Ares has agreed to designate only one director to the Board for so long as: (i) the size of the Board is comprised of nine (9) or fewer individuals, (ii) at least five of the directors on the Board qualify as independent directors, (iii) Ares is entitled to appoint a director under each of the certificate of designation for the Series B-1 Preferred Stock and Series B-2 Preferred Stock, (iv) each of the stockholders of the Company (and their affiliates) with specific board designation rights as of the date of the Waiver Agreement (other than Ares and its affiliates) is entitled to appoint no more than one director to the Board, and (v) no other stockholder of the Company (other than the stockholders as of the date of the Waiver Agreement or their affiliates) is entitled to appoint any directors to the Board. If at any time the conditions set forth above are no longer met, the Waiver Agreement automatically terminates.

Registration Rights Agreement

In connection with the closing of the Merger, IEA LLC, M III Sponsor, Cantor Fitzgerald & Co., Mr. Osbert Hood and Mr. Philip Marber, and their respective transferees were granted certain rights pursuant to the Registration Rights Agreement (as amended, the “Registration Rights Agreement”). Purchasers of warrants from M III under the Subscription and Backstop Agreement (as described below) also have certain benefits under the Registration Rights Agreement to the extent they executed a joinder thereto. Pursuant to the Registration Rights Agreement, we agreed to use reasonable best efforts to file and make effective, a shelf registration statement for the resale of the Common Stock and warrants held by the parties to the Registration Rights Agreement, which was initially filed on April 18, 2018 and declared effective by the SEC on June 26, 2018. Certain of the parties to the Registration Rights Agreement have customary demand registration rights at any time the shelf registration statement referred to in the preceding sentence is not effective, and all of the parties have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Merger.

On May 20, 2019, in connection with the closing of the transactions under the First Equity Agreement, we entered into the Second Amendment to Amended and Restated Registration Rights Agreement (the “Second RRA Amendment”), with IEA LLC, ASSF IV and OT POF. The First RRA Amendment amends the registration rights agreement, dated as March 28, 2018, as amended (the “Registration Rights Agreement”), to provide any the commitment parties under the First Equity Commitment Agreement not already party thereto with the same shelf registration and “piggyback” registration rights provided to the existing parties under the Registration Rights Agreement with respect to the Common Stock issuable upon exercise of the First ECA Warrants.

On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, we entered into the Third Amendment to Amended and Restated Registration Rights Agreement (the “Third RRA Amendment”), with IEA LLC, ASSF IV and ASOF Holdings. The Third RRA Amendment amends Registration Rights Agreement to provide ASSF IV and ASOF Holdings with the same shelf registration and “piggyback” registration rights provided to the existing parties under the Registration Rights Agreement with respect to the Common Stock issuable upon exercise of the Second ECA Warrants.

On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, we entered into the Fourth Amendment to Amended and Restated Registration Rights Agreement (the “Fourth RRA Amendment”), with IEA LLC, ASSF IV, ASOF Holdings, and OT POF. The Fourth RRA Amendment amends the Registration Rights Agreement to provide the ASSF IV, ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. with shelf registration and “piggyback” registration rights with respect to the Common Stock issuable upon (i) exercise of the warrants held by ASSF IV and ASOF Holdings and their permitted transferees and upon conversion of Series B Preferred Stock held by ASSF IV and ASOF Holdings and their permitted transferees and (ii) exercise of the warrants held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees and upon conversion of Series B Preferred Stock held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees.

On February 3, 2021, we entered into the Fifth Amendment to Amended and Restated Registration Rights Agreement (the “RRA Amendment”), with IEA LLC and OT POF (“OT POF” and, together with IEA LLC, the “Oaktree Parties”), and ASSF and ASOF (the “Ares Parties”). The Fifth RRA Amendment amends the Registration Rights Agreement to revise the definition of “Ares Registrable Securities” to mean:

•Common Stock issuable upon exercise of warrants to purchase Common Stock (“Warrants”) (either before or after such exercise of the Warrants) issued by us on a private placement basis pursuant to the First Equity Commitment Agreement from time to time and held by ASSF and its permitted transferees;

•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Second Equity Commitment Agreement from time to time and held by the Ares Parties and their permitted transferees;

•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Third Equity Commitment Agreement from time to time and held by the Ares Parties and their permitted transferees;

•Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis or from time to time and held by the Ares Parties and their permitted transferees;

•Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock held by the Ares Parties and their permitted transferees;

•Common Stock issuable upon conversion of the shares of the Company’s Series A Preferred Stock held by the Ares Parties and their permitted transferees;

•Common Stock held by the Ares Parties and their permitted transferees;

•all other shares of Common Stock acquired after the date of the Fifth RRA Amendment by the Ares Parties and their permitted transferees, or their affiliated funds, investment vehicles, co-investment vehicles and managed accounts; and

•other securities issued in respect of such Common Stock or into which such Common Stock is later reclassified.

The Fifth RRA Amendment also revises the definition of “OT Aggregator Registrable Securities” to mean:

•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the First Equity Commitment Agreement from time to time and held by OT POF and its permitted transferees;

•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Third Equity Commitment Agreement from time to time and held by OT POF and its permitted transferees;

•Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis from time to time and held by OT POF and its permitted transferees; and

•all other securities issued in respect of such common stock or into which such common stock is later reclassified.

The Fifth RRA Amendment also revises the definition of “Seller Registrable Securities” to mean:

•Common Stock (including any shares of the Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock or exercise of the Warrants (either before or after such exercise of the Warrants));

•Warrants; and

•all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants (either before or after such exercise of the Warrants) are later converted or reclassified, in each case of clauses (i)-(iii), in each case held by the IEA, LLC, (b) any fund managed by or under common management with, Oaktree Power Opportunities Fund III Delaware, L.P., (c) any affiliate of the foregoing, whether now owned or hereafter acquired, and their respective permitted transferees. The Seller Registrable Securities include the OT Aggregator Registrable Securities.

Pursuant to the RRA Amendment, we agreed to use commercially reasonable efforts to file a shelf registration statement to register shares of Common Stock issuable upon exercise of Warrants held by Ares and any other Ares Registrable Securities and shares of Common Stock issuable upon exercise of Warrants and any other Seller Registrable Securities no later than the close of the seventh business day after the due date (or filing date, if earlier) for the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, (ii) to cause such registration statement to be declared effective as soon as practicable after the filing of this Proxy Statement, and (iii) to keep such registration statement effective for so long as is necessary to permit the disposition of such securities.

IEA Related Party Transactions

Sterling Lumber Company (“Sterling”), a portfolio company of Oaktree, is a supplier of ground protection mats. IEA has contracted with Sterling, on an arm’s-length basis, from time to time to provide such mats since 2011, prior to Sterling’s acquisition by Oaktree in November 2016. During the years ended December 31, 2020 and 2019, IEA paid Sterling approximately $4,550,000 and $1,497,151, respectively, pursuant to purchase orders.

World Wind Services, LLC, a portfolio company of Oaktree Capital Management, L.P. (“World Wind”), is a contractor whose services include construction, quality control, and operations and maintenance services in the wind and solar construction industry. On August 6, 2014, IEA Renewable Energy, Inc. entered into a Construction Services Agreement with World Wind (the “World Wind Master Agreement”), which was negotiated on an arms-length basis. The World Wind Master Agreement is a master agreement under which IEA and World Wind may enter into work authorizations from time to time for specific projects.

IEA made payments to World Wind during the years ended December 31, 2020 and 2019 of $3,437,000 and $766,719, respectively.

On October 20, 2017, White Construction entered into a Lease Agreement (the “Clinton Lease Agreement”) with Clinton RE Holdings (Delaware), LLC, which was negotiated on an arms-length basis, pursuant to which White Construction leases certain real property in Clinton, Indiana from Clinton RE Holdings (Delaware), LLC. The lease payments under the Clinton Lease Agreement, which are paid in monthly installments, was approximately $517,650 and $613,530 for the years ended December 31, 2019 and 2018, respectively. On October 30, 2019, Cayman Holdings sold the building to a third party that assumed the future payments and terms of the existing lease. The Company will continue to have rent expense related to the lease but it will no longer be with a related party.

On February 13, 2019, Mr. Glanvill entered into Letter Agreement with the Company and was appointed Vice Chairman of the Board through December 31, 2019. As Vice Chairman of the Board, Mr. Glanvill acts as the primary director liaison between the Board and management, and provides guidance to management (which guidance excludes any policy making function). In addition to his standard retainer as a director, Mr. Glanvill received $450,000 director fees annually for serving as Vice Chairman of the Board during the year ended December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table contains information about the beneficial ownership of our Common Stock as of March 26, 2021:

•each person, or group of persons, who beneficially owns more than 5% of our Common Stock;

•each director and Named Executive Officer; and

•all directors and current executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person or group and the percentage ownership of that person or group, shares of Common Stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 26, 2021 are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder’s name.

Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 22,905,031 shares of Common Stock outstanding on March 19, 2021.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
ASOF Holdings I, L.P. (1)	4,050,478	15.0%
Ares Special Situations Fund IV, L.P. (1)	3,425,725	13.0%
Oaktree Capital Group, LLC and its affiliates (2)	1,930,739	7.9%
Glazer Capital, LLC (3)	1,548,987	6.8%
Mohsin Y. Meghji (4)	1,533,858	6.7%
Park West Asset Management LLC (5)	1,426,561	6.2%

Directors and Named Executive Officers (6):
Terence R. Montgomery	42,601	*
John Eber	37,444	*
Charles Garner	133,883	*
Derek Glanvill	69,507	*
Matthew Underwood	—	*
Michael Della Rocca	—	*
Laurene B. Mahon	—	*
JP Roehm	1,079,470	4.7%
Peter Moerbeek	105,453	*
Michael Stoecker	116,734	*
Directors and current executive officers as a group (13 persons) (6):	1,936,910	8.4%
* Represents beneficial ownership of less than one percent (1%).

(1) Based solely on a Schedule 13D/A filed with the SEC on February 11, 2021 by (i) Ares Special Situations Fund IV, L.P. (“ASSF IV”); (ii) ASSF Operating Manager IV, L.P. (“ASSF Operating Manager IV”); (iii) ASOF Holdings I, L.P. (“ASOF Holdings”); (iv) ASOF Investment Management LLC (“ASOF Investment Management”); (v) Ares Management LLC; (vi) Ares Management Holdings L.P. (“Ares Management Holdings”); (vii) Ares Holdco LLC (“Ares Holdco”); (viii) Ares Holdings Inc. (“Ares Holdings”); (ix) Ares Management Corporation (“Ares Management”); (x) Ares Voting LLC (“Ares Voting”); (xi) Ares Management GP LLC (“Ares Management GP”); and (xii) Ares Partners Holdco LLC (“Ares Partners”) (collectively, the “Ares Reporting Persons”). The Ares Reporting Persons may be deemed to have indirect beneficial ownership of the shares of our Common Stock issuable upon exercise of the warrants owned directly by ASSF IV and/or ASOF Holdings as a result of the following relationships: The manager of ASSF IV is ASSF Operating Manager IV, and the general partner of ASSF Operating Manager IV is Ares Management LLC. The manager of ASOF Holdings is ASOF Investment Management, and the sole member of ASOF Investment Management is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings and the general partner of Ares Management Holdings is Ares Holdco. The sole member of Ares Holdco is Ares Holdings. The sole stockholder of Ares Holdings is Ares Management. Ares Management GP is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Class B Common Stock”) and Ares Voting is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation in effect as of the date of such Schedule 13D/A, the holders of the Class B Common Stock and the Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners. Ares Partners is managed by a board of managers, which is composed of Michael J. Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Michael R. McFerran, Antony P. Ressler and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over Board Members’ decisions. The report states that ASSF IV directly holds (i) Warrants that are exercisable for 3,092,794 shares of Common Stock and (ii) shares of Series A Preferred Stock that are convertible into 181,192 shares of Common Stock. In addition, the report states that ASOF Holdings directly holds (a) Warrants that are exercisable for 2,903,516 shares of Common Stock and (b) shares of Series A Preferred Stock that are convertible into 1,014,228 shares of Common Stock. The aggregate percentage of shares of Common Stock reported as beneficially owned by the Ares Reporting Entities is based on (i) the 22,905,031 shares of Common Stock outstanding as of February 2, 2021 plus (ii) the 5,996,310 shares of Common Stock issuable upon exercise of the Warrants held by ASSF IV and ASOF Holdings plus (iii) the 1,195,420 shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock held by ASSF IV and ASOF Holdings plus (iv) the 284,473 shares of Common Stock issuable upon exercise of the Ares Anti-Dilution Warrants. Each of the Ares Reporting Persons, other than ASSF IV and ASOF Holdings with respect to Common Stock issuable upon exercise of the warrants held directly by them, and the individual members of Ares Partners (collectively, the “Ares Entities”) and the other directors, officers, partners, stockholders, members and managers of the Reporting Persons, disclaims beneficial ownership of the shares of our Common Stock issuable upon the exercise of the warrants not held directly by it. The business address of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(2) Based on a Schedule 13D/A filed with the SEC on February 10, 2021 by (i) Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“Oaktree LLC”); (ii) OT POF IEA Preferred B Aggregator, L.P., a Delaware limited partnership (“Aggregator LP”); (iii) OT POF IEA Preferred B Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”); (iv) Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“Oaktree”); (v) Oaktree Fund GP, LLC, a Delaware limited liability company (“GP”); (vi) Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”); (vii) Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”); (viii) OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”); (ix) Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings LLC”); (x) Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”); (xi) Oaktree Capital Management, L.P. (“OCM”); (xii) Oaktree Capital Management GP, LLC (“OCM GP”); (xiii) OCM FIE, LLC (“FIE”); (xiv) Atlas OCM Holdings, LLC (“Atlas OCM LLC”); (xv) Brookfield Asset Management, Inc. (“BAM”); and (xvi) Partners Limited (“Partners”) (collectively, the “Oaktree Reporting Entities”), and giving effect to the Distribution (as defined below). The report states that (i) Oaktree LLC has sole voting power and sole dispositive power over 2,602,600 shares of our common stock which includes 657,383 shares of Common Stock issuable upon exercise of the Warrants held by Oaktree LLC; (ii) Aggregator LP and Aggregator GP each have sole voting power and sole dispositive power over 1,018,374 shares of Common Stock (which includes the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants held by Aggregator LP); (iii) Oaktree, GP, GP I, Capital I, Holdings I Holdings LLC, and OCG each have sole voting power and sole dispositive power over 3,620,974 shares of our common stock (which includes (a) the 2,602,600 shares of Common Stock directly held by Oaktree LLC and (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP; (iv) OCM ,FIE and Atlas OCM LLC each have sole voting power and sole dispositive power over 81,433 shares of our Common Stock; and (v) BAM and Partners each have sole voting power and dispositive power over 3,702,407 shares of our Common Stock. The aggregate percentage of shares of Common Stock reported as owned by each of Aggregator LP and Aggregator GP is prior to giving effect to the Distribution and is based on (i) the 22,905,031 shares of Common Stock outstanding as of February 4, 2021 and (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP. The aggregate percentage of shares of Common Stock reported as owned by Oaktree LLC is based on (i) the 22,905,031 shares of Common Stock outstanding as of February 4, 2021 and (ii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by Oaktree LLC. The aggregate percentage of shares of Common Stock reported as owned by each of Oaktree, GP, GP I, Capital I, Holdings I, Holdings LLC and OCG is based on (i) the 22,905,031 shares of Common Stock outstanding as of February 4, 2021, (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants held by Aggregator LP and (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants held by Oaktree LLC. The aggregate percentage of shares of Common Stock reported as owned by each of Atlas OCM LLC, OCM GP LLC, OCM and FIE is based on 22,905,031 shares of Common Stock outstanding as of February 4, 2021. The aggregate percentage of shares of Common Stock reported as owned by each of BAM and Partners is based on (i) 22,905,031 shares of Common Stock outstanding as of February 4, 2021, (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants held by Aggregator LP and (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants held by Oaktree LLC. The business address of each Oaktree Reporting Entity is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. The number of shares of Common Stock beneficially owned as shown in the table above (but not this footnote) reflects the Distribution. As previously disclosed, on March 23, 2021, Oaktree LLC completed a distribution (the “Distribution”) to its members, pro rata in accordance with such member’s ownership interest in IEA LLC and the governing documents of IEA LLC, of a combination of the cash proceeds from its recently completed offering of Common Stock the cash proceeds from the sale of Series A Preferred Stock and Series B Preferred Stock to ASSF IV and ASOF; and other securities of the Company held by IEA LLC (including Common Stock and warrants exercisable for Common Stock). As a result, Oaktree LLC distributed 384,280 shares of Common Stock and warrants exercisable for 481,181 shares of Common Stock to Oaktree. Additionally, Oaktree LLC distributed 1,169,847 shares of Common Stock and warrants exercisable for 136,826 shares of Common Stock to other parties, including 599,445, 20,896 and 20,896 shares of Common Stock and 35,976, 26,164 and 26,164 warrants, to Messrs. Roehm, Hanson and Hummer, respectively.

(3) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 by Glazer Capital, LLC and Paul J. Glazer. The report states that Paul J. Glazer is the managing member of Glazer Capital, LLC and that Paul J. Glazer and Glazer Capital, LLC have the shared voting and dispositive power with respect to 1,548,987 shares of our Common Stock. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.

(4) Based solely on a Schedule 13D/A filed with the SEC on January 5, 2021 by: (i) Mohsin Meghji 2016 Gift Trust (the “Trust”) and (ii) Mohsin Y. Meghji. Mr. Meghji’s spouse is the trustee of the Trust. Consequently, Mr. Meghji may be deemed the beneficial owner of the Common Stock held by the Trust. The Trust has shared voting and dispositive power with respect to 305,376 shares of our Common Stock. Mr. Meghji has sole voting and dispositive power with respect to 1,228,482 shares of our Common Stock and shared voting and dispositive power with respect to 305,376 shares of our Common Stock. Includes 769,077 shares of Common Stock in which Mr. Meghji has the right to acquire upon exercise of 1,538,154 warrants to purchase shares of Common Stock. The business address of Mr. Meghji and the Trust is M-III Partners, LP, 1700 Broadway, 19th Floor, New York, New York 10019.

(5) Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021 by (i) Park West Management LLC, (ii) Park West Investors Master Fund, Limited and (iii) Peter S. Park. The report states that Park West Management LLC and Mr. Park have shared voting and shared dispositive power over 1,426,561 shares of our Common Stock and Park West Investors Master Fund, Limited has shared voting power and shared dispositive power over 1,299,325 shares of our Common Stock. The business address of Park West Management LLC, Park West Investors Master Fund, Limited and Peter S. Park is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(6) These numbers do not include options that are not currently exercisable or exercisable within 60 days, shares of restricted stock units (“RSUs”) and performance share units (“PSUs”) as set forth below:

•23,006 options, 205,927 RSUs and 296,037 PSUs held by Mr. Roehm;

•106,488 RSUs and 55,663 PSUs held by Michael Stoecker;

•47,619 RSUs and 81,857 PSUs held by Peter Moerbeek;

•75,714 RSUs and 39,292 PSUs held by Gil Melman;

•8,119 options, 34,258 RSUs and 38,250 PSUs held by Mr. Hanson; and

•7,275 options, 31,673 RSUs and 35,518 PSUs held by Brian Hummer.

PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED IEA 2018 EQUITY INCENTIVE PLAN

Our growth depends upon the efforts of our officers, directors, employees, consultants, and advisors. We believe that our current equity compensation plan, the Infrastructure Energy Alternatives, Inc. 2018 IEA Equity Incentive Plan (the “Incentive Plan”), provides an effective means of attracting, retaining, and motivating qualified key personnel while encouraging long-term focus on maximizing stockholder value.

A maximum of 4,157,765 shares of Common Stock are reserved for issuance under the Incentive Plan, as most recently approved by our stockholders at the 2019 annual meeting. We had 245,344 shares of Common Stock available for grant under the Incentive Plan as of March 26, 2021, which we do not believe will be sufficient for future grants.

Therefore, we are proposing an amendment and restatement of the Incentive Plan to, among other things, increase the maximum number of shares of Common Stock reserved for issuance to 6,157,765, which reflects an increase of 2,000,000 shares of Common Stock (as amended and restated, the “Amended Plan”). We believe that this increase will provide a sufficient number of shares for future grants under the Amended Plan for approximately three years.

On the recommendation of its Compensation Committee, our Board has unanimously approved the Amended Plan and subject to approval by our stockholders at the Annual Meeting.

The principal features of the Amended Plan are summarized below. However, this summary is qualified in its entirety by reference to the full text of the Amended Plan, as attached to this proxy statement as Appendix A. Because this is a summary, it may not contain all the information that you consider important. We recommend that you read Appendix A carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. While we believe that employee equity ownership is a significant contributing factor in achieving strong corporate performance, we recognize that increasing the number of available shares under incentive plans may potentially dilute the equity ownership of our current stockholders. However, given the few number of shares of Common Stock remaining available for issuance under the Incentive Plan as noted above, we believe that adoption of the Amended Plan is integral to our continued ability to attract, retain, and motivate key stakeholders in a manner aligned with the interests of our stockholders.

If stockholders do not approve the Amended Plan at the annual meeting, we will continue to use our current Incentive Plan but, given the limited number of shares remaining available for issuance, we may be required to re-evaluate our compensation structure to ensure that it remains competitive. Specifically, if the Amended Plan is not approved, the Company may be required to increase the cash-based component of employee compensation, which could potentially reduce the alignment of employee and stockholder interests.

Further the inability of the Company to issue equity under the Incentive Plan will require the Company to structure awards using cash. The additional of such additional cash awards could negatively impact the Company's liquidity.

Summary of the Amended Plan

The purpose of the Amended Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock.

Administration and Eligibility

The Compensation Committee of our Board (or a subcommittee, if necessary) will administer the Amended Plan and have authority to determine the terms and conditions of any awards granted under it. The Compensation Committee will have full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates will be eligible for awards under the Amended Plan if and when selected by the Compensation Committee, which has sole and complete authority to determine who will receive such awards. As of March 23, 2021, 7 non-employee directors and approximately 55 employees and other individuals who provide consulting, advisory or other similar services would be eligible to participate in the in the Amended Plan if selected by the Compensation Committee to receive awards.

Number of Shares Authorized

The Amended Plan provides for the issuance of up to 6,157,765 shares of Common Stock, an increase of 2,000,000 shares from the number reserved for issuance under the Incentive Plan. These numbers include 2,960,214 shares of Common Stock subject to equity awards outstanding under the Incentive Plan as of March 26, 2021.

If an award granted under the Amended Plan expires or is canceled or forfeited, in whole or in part, without being exercised or realized, the related shares of Common Stock may again be granted under the Amended Plan, excluding any shares (i) tendered in payment of the exercise price of an option; (ii) covered by, but not issued upon settlement of, stock-settled stock appreciation rights (“SARs”); (iii) delivered or withheld by us to satisfy any tax withholding obligation; or (iv) repurchased by us using option proceeds. If an award, by its terms, may be settled only in cash, then the grant, vesting, payout, settlement, or forfeiture of such Award will have no impact on the total number of shares available for grant under the Amended Plan.

Awards granted under the Amended Plan are subject to a minimum vesting period of one year, without providing for incremental vesting during such one-year period; provided, however, that (i) up to 5% of the total number of shares of Common Stock remaining available for issuance under the Amended Plan as of the date of stockholder approval may be granted without regard to this requirement and (ii) this requirement does not limit the Compensation Committee’s authority to accelerate, or to provide for the acceleration of, the vesting of awards as otherwise permitted by the Amended Plan.

Change in Capitalization

If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Amended Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under the Amended Plan, the limitations on awards under the Amended Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

Types of Awards

The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Amended Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

Stock Options. The Compensation Committee may grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Amended Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Amended Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension would not violate Section 409A of the Code). An option holder may pay the exercise of an option in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including by means of a broker-assisted cashless exercise mechanism or a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee may award SARs under the Amended Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR may not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Amended Plan will be ten years from the date of grant.

Restricted Stock. The Compensation Committee may grant restricted stock under the Amended Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any dividends that are payable on those shares will not be paid currently but will accumulate and vest or be forfeited at the same time as the related shares of restricted stock.

Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock unit awards (“RSUs”), which will be subject to the terms and conditions established by the Compensation Committee. RSUs, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned or in cash equal to the fair market value of those shares, at the election of the Compensation Committee. RSUs may be settled at the expiration of the period over which the RSUs are to be earned or at a later date selected by the Compensation Committee. If the RSUs are granted with dividend equivalent rights, the holder will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends. Any dividend equivalents would not be paid currently but rather would accumulate and vest or be forfeited at the same time as the related RSUs are settled for cash or shares of Common Stock.

Other Stock-Based Awards. The Compensation Committee may grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control

Unless otherwise provided in an award agreement, or any other written agreement between a participant and us, in the event that a participant’s employment or service is involuntarily terminated without cause (and other than due to death or disability) within the 12-month period following a change in control then all of the participant’s outstanding awards shall become fully vested and exercisable immediately prior to such termination, with any performance-based awards for which the performance period has not yet concluded deemed earned at target and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least 10 days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the above, the compensation committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability

Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Amended Plan).

Amendment

The Amended Plan will have a term of ten years from the date of stockholder approval. The Board may amend, suspend or terminate the Amended Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any award holder without his or her consent.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary. Further, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our Common Stock is listed. These requirements may not be amended without stockholder approval. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the Amended Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and related regulations. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described below by reason of, among other things, the particular circumstances of such participant.

Stock Options

Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to certain highly-compensated employees. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain highly-compensated employees. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs

No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain highly-compensated employees.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain highly-compensated employees.

Restricted Stock Units

A participant will not be subject to tax upon the grant or vesting of RSUs. Rather, upon the delivery of shares or cash pursuant to RSUs, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid certain highly-compensated employees.

Effective Date; Term

The Amended Plan will become effective upon stockholder approval. No award will be granted under the Amended Plan on or after the tenth anniversary of the Amended Plan becoming effective. Any award outstanding under the Amended Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

The future awards, if any, that will be made to eligible individuals under the Amended Plan are subject to the discretion of the Compensation Committee. For a summary of equity awards granted in fiscal 2020 to our named executive officers under the Incentive Plan, please refer to the section entitled “Executive Compensation.”

Vote Required for Approval

The approval of the Amended Plan requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the approval of the Amended Plan.

PROPOSAL NO. 5 APPROVAL OF IEA 2021 EMPLOYEE STOCK PURCHASE PLAN

We are seeking stockholder approval of the Infrastructure and Energy Alternatives, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which would permit eligible employees to purchase shares of our Common Stock at a discount to current market price. Our Board, on the recommendation of its Compensation Committee, has unanimously approved the ESPP, subject to approval by our stockholders at the meeting.

The principal features of the ESPP are summarized below. However, this summary is qualified in its entirety by reference to the full text of the ESPP, as attached to this proxy statement as Appendix B. Because this is a summary, it may not contain all the information that you consider important. We recommend that you read Appendix B carefully before you decide how to vote on this proposal.

Purpose of the Proposal

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, which requires, among other things, that the ESPP be approved by our stockholders. The primary purpose of this type of plan is to provide eligible employees with the opportunity acquire an ownership stake in their company in a payroll-deduction based stock purchase plan. Participants have the opportunity to receive favorable tax treatment of shares acquired under the ESPP, provided certain holding periods are met as described in greater detail below. We believe that adoption of the ESPP is in the best interests of our stockholders as it both facilitates increased employee share ownership and provides our employees with an additional incentive to contribute to the success of the Company.

Summary of the ESPP

The purpose of the ESPP is to provide our employees with an opportunity to acquire a proprietary interest in our company through the purchase of shares of our Common Stock.

Number of Shares Authorized Under the ESPP

The maximum number of shares of our Common Stock available for purchase under the ESPP is 700,000, which represents approximately 3.1% of our issued and outstanding shares of Common Stock as of March 26, 2021. We have not yet issued any shares of our Common Stock under the ESPP. As of March 25, 2021, the closing price of a share of our Common Stock was [].

Administration

The ESPP will be administered by the Board or any committee designated by the Board to administer the ESPP (the “Administrator”). The Administrator has the authority to construe, interpret and apply the terms of the ESPP, including the authority to delegate ministerial duties to employees, designate separate offerings under the ESPP, designate subsidiaries as participating in the ESPP, and to determine eligibility under the ESPP.

Eligibility

Any of our employees or those of our designated subsidiaries who have worked for at least three months and customarily work more than 20 hours per week are eligible to participate in the plan. However, no employee will be eligible to participate if that employee would own stock representing 5% or more of the total combined voting power or value of our common stock. As of March 23, 2021, the number of employees eligible to participate in the ESPP was approximately 2,350.

Participation

Eligible employees may participate in the ESPP by completing and submitting to us a subscription agreement authorizing contributions for the ESPP or by following an enrollment procedure determined by the Administrator. An eligible employee who participates in the plan is a “Participant.”

Offering Periods

The ESPP allows for purchases of options for Common Stock. Participants may purchase only during an offering period, which are the consecutive six-month periods from June 2 to the December 1, and from December 2 to June 1 (the “Offering Periods”). If stockholders approve the ESPP at the annual meeting, the first Offering Period will be from December 2, 2021 to June 1, 2022. The Board may change the duration, frequency, start date and end date of offering periods, provided that offering periods may not exceed 27 months.

Contributions

A Participant who enrolls in the ESPP will elect to have a set amount deducted from each paycheck (“Contributions”) during the Offering Period. A Participant’s Contributions during a single Offering Period may not exceed 10% of his or her compensation during that Offering Period, subject to an overall limit of $25,000 per calendar year.

Options

On the first trading day of each Offering Period, each eligible employee participating in such Offering Period will be granted an option to purchase shares of Common Stock. These shares will then be purchased automatically on the Exercise Date at a price per share equal to the lesser of 85% of the closing price on the first trading day and 85% of the closing price on the last trading day of the Offering Period. The maximum whole number of shares will be purchased for each Participant with the accumulated Contributions from his or her account, with any remaining Contribution amounts held over to be applied to the next Offering Period. No Participant may purchase more than 5,000 shares of Common Stock per Offering Period.

Delivery

As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased in a form determined by the Administrator and pursuant to rules established by the Administrator. No Participant will have any voting, dividend, or other stockholder rights with respect to Shares of Common Stock until those Shares have been purchased and delivered to the Participant.

Required Holding Period

A Participant must retain shares of Common Stock acquired under the ESPP for a minimum of six months following their purchase.

Withdrawal

Once a Participant enrolls in the ESPP by submitting a subscription agreement, that subscription agreement will remain in effect for future Offering Periods unless the Participant withdraws prior to the Enrollment Date of a future Offering Period. A Participant may withdraw by submitting a written notice of withdrawal to the Company’s stock administration officer, or by following a withdrawal procedure determined by the Administrator. If a Participant withdraws from an Offering Period, no Contributions will be made for that Offering Period or for future Offering Periods until the Participant re-enrolls in the ESPP. A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in future Offering Periods or in any similar plan that the Company may adopt in the future.

A Participant who is already enrolled in an Offering Period may withdraw all of the Contributions credited to his or her account for that Offering Period and not yet used in the same manner of withdrawal as stated above. Such withdrawal must be made at least 5 business days before an Exercise Date in order to be effective before the purchase on that Exercise Date.

Termination of Employment

If a Participant’s ceases to be an eligible employee for any reason, he or she will be deemed to have withdrawn from the ESPP. In that event, any outstanding Contributions not yet used will be returned to the Participant or, in the case of his or her death, to whoever the Participant has designated as a beneficiary, and such Participant’s option will be automatically terminated.

Designation of Beneficiary

If permitted by the Administrator, a Participant may file a designation of a beneficiary who will receive any shares of Common Stock and cash, if any, from the Participant’s ESPP account in the event that the Participant dies after exercising an option and purchasing shares but before receiving delivery of those shares. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who will receive any cash from the Participant’s ESPP account in the event that the Participant dies prior to exercising an option. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the designation will not be effective unless the Participant’s spouse consents to the designation. A designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator.

Nontransferability

Contributions credited to a Participant’s account and any rights with regard to the exercise of an option under the ESPP may not be assigned, transferred, pledged or otherwise disposed of in any way, other than by will or the laws of descent and distribution.

Adjustments, Dissolution, Liquidation, Merger, or Change in Control

In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator will equitably adjust the number and class of Common Stock that may be delivered under the ESPP, the purchase price per share and the number of shares of Common Stock covered by each option under the ESPP that has not yet been exercised in order to prevent dilution or enlargement.

In the event of the proposed dissolution or liquidation of the Company, any Offering Period that is in progress will be shortened and will terminate immediately prior to such dissolution or liquidation.

In the event of a merger or change in control, each outstanding option will be assumed or substituted for an equivalent option by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period for that option will be shortened and will terminate before the date of the merger or change in control.

Amendment or Termination

The Administrator generally may amend, suspend or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date, or the Administrator may permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated prior to their expiration, all unused Contributions in the Participants’ accounts will be returned to the Participants.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences applicable to purchases offered by the Company and certain of its designated subsidiaries under the ESPP and is intended to reflect the current provisions of the Code and related regulations. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular Participant may differ from those described below by reason of, among other things, the particular circumstances of such Participant.

The rights of Participants to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a Participant until the sale or other disposition of shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.

If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP, or if the employee dies while holding the shares, the Participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the difference between the fair market value of the Common Stock on the applicable date of exercise and the option price. Any gain in excess of that amount will be characterized as capital gain. If the shares are disposed of prior to the expiration of the option holding period, the Participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the applicable date of exercise and the option price. Any gain in excess of that amount will be characterized as capital gain.

The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option unless the Participant disposes of the Common Stock acquired thereunder within the two-year or one-year periods described above. In that event, the employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant.

Effective Date; Term

The ESPP will become effective upon stockholder approval and shall have a term of 20 years, unless terminated earlier by the Administrator.

Plan Benefits

Benefits to be received by Participants under the ESPP, including our executive officers, are not currently determinable because participation in the ESPP is voluntary and benefits are subject to the market price of our Common Stock at future dates.

Vote Required for Approval

The approval of the ESPP requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the approval of the ESPP.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2020 and written representations by such individuals, we believe that, each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements, except that Chris Hanson had one late report filed on January 8, 2021 reporting two transactions on December 30, 2020; Michael Stoecker had one late report filed on August 31, 2020 reporting a transaction on August 18, 2020 and Oaktree Capital Group, LLC had two late reports, one filed on December 30, 2020 reporting a transaction on December 23, 2020.

Proxy Statement Proposals

Any of our shareholders who desire to submit a proposal for action at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in our proxy materials, must submit such Rule 14a-8 Proposal to us at our principal executive offices no later than November [], 2021 unless we notify the shareholders otherwise. Only those Rule 14a-8 Proposals that are timely received by us, proper for shareholder action (and otherwise proper), and satisfy the SEC requirements for inclusion will be included in our proxy materials.

Other Proposals and Nominations

Any of our shareholders who desire to submit a proposal for action at the 2022 Annual Meeting of Shareholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in our proxy materials, must submit such Non-Rule 14a-8 Proposal in writing to the Secretary of the Company at our principal executive offices so that it is received between January 13, 2022 and February 12, 2022, unless we notify the shareholders otherwise. The advance notice provisions contained in our bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a Rule 14a-8 Proposal included in our Proxy Statement under the rules of the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our bylaws and the applicable rules of the SEC.

If a Non-Rule 14a-8 Proposal is properly presented at the meeting, we will elect to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that shareholders have executed and submitted to us, on matters not specifically reflected in our proxy materials, and on which shareholders have not had an opportunity to vote by proxy. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules. The Board knows of no matters, other than the proposals included in this Proxy Statement, to be presented for consideration at the Annual Meeting.

The Board will also consider any nominee recommended by shareholders for election at the 2021 Annual Meeting if that nomination is submitted in writing to the Secretary of the Company at our principal executive officers so that it is received between January 13, 2022 and February 12, 2022, unless we notify the shareholders otherwise. With respect to each such nominee, the following information must be provided to us with the written nomination:

•the nominee’s name, address and other personal information;

•the number of shares of each class and series of stock of the Company held by such nominee;

•the nominating shareholder’s name and address; and

•all other information required to be disclosed pursuant to our bylaws.

Each submission must also include a written consent signed by the nominee evidencing a willingness to serve as a director, if elected. We suggest that any such proposal be sent by certified mail, return receipt requested.

Fiscal Year 2020 Annual Report and SEC Filings

Our audited consolidated financial statements for the year ended December 31, 2020 are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement is posted on our website ir.iea.net, and our Proxy Statement is also available from the SEC at its website sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Shareholders Sharing an Address

We will deliver only one set of proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, an additional copy of the proxy materials to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials by contacting us at the following address or phone number: Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278, or (800) 688-3775. Conversely, if multiple shareholders sharing an address receive multiple proxy materials and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

Other Business

Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the Common Stock they represent in accordance with their own judgment on such matters.

Appendix A

Amended and Restated Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan

1.Purpose. The Amended and Restated Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (the “Plan”) is intended to help Infrastructure and Energy Alternatives, Inc., a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock, and (ii) align the interests of key personnel with those of the Company’s shareholders.
The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Prior Plan was most recently approved by the Company’s stockholders on June 3, 2019. Except as provided in the following sentence, the Plan shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan, as in effect as of the date such award was granted.

2.Effective Date; Duration. The Plan shall be effective as of the date on which the Plan is approved by the shareholders of the Company (the “Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
3.Definitions. The following definitions shall apply throughout the Plan.
(a)“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, and/or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.

(d)“Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(e)“Board” means the Board of Directors of the Company.
(f)“Cause” in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) shall have the meaning given such term in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “cause” or term of similar import is not defined or, in the absence of, any such employment, consulting, change-in-control, severance or any other agreement, means the Participant’s (A) willful misconduct or gross neglect of the Participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform the Participant’s duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with the Participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g)“Change in Control” shall mean, in the case of a particular Award, unless the applicable Award Agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, the first to occur of any of the following events:
i.the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Affiliates, its Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;
ii.a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two thirds of the Incumbent Directors shall be an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be an Incumbent Director;
iii.the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; and
iv.the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.
(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.
(i)“Committee” means the Compensation Committee of the Board or subcommittee thereof if required or to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such

Compensation Committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.
(j)“Common Stock” means the common stock of the Company, par value $0.0001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(k)“Deferred Stock Unit” means a right granted by the Company to a Participant to receive upon settlement, on a deferred basis, one share of Common Stock or the cash equivalent thereof on the terms contained herein.
(l)“Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.
(m)“$” shall refer to the United States dollars.
(n)“Eligible Director” means a director who satisfies the conditions set forth in Section 4(a) of the Plan.
(o)“Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no employee covered by a collective bargaining agreement shall be an Eligible Person; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or its Affiliates (and would satisfy the provisions of clause (i), (ii) or (iii) above once such Person begins employment with or providing services to the Company or an Affiliate).
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.
(q)“Exercise Price” has the meaning set forth in Section 7(b) of the Plan.
(r)“Fair Market Value” means, (i) with respect to Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date.
(s)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(t)“Immediate Family Members” has the meaning set forth in Section 14(b)(ii) of the Plan.
(u)“Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.
(v)“Nasdaq” means the Nasdaq Global Market.
(w)“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.
(x)“Option” means an Award granted under Section 7 of the Plan.
(y)“Option Period” has the meaning set forth in Section 7(c) of the Plan.
(z)“Other Stock-Based Awards” means an Award granted under Section 10 of the Plan.

(aa)“Participant” has the meaning set forth in Section 6 of the Plan.
(ab)“Permitted Transferee” has the meaning set forth in Section 14(b)(ii) of the Plan.
(ac)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.
(ad)“Released Unit” has the meaning set forth in Section 9(d)(ii) of the Plan.
(ae)“Restricted Period” has the meaning set forth in Section 9(a) of the Plan.
(af)“Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.
(ag)“Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.
(ah)“SAR Period” has the meaning set forth in Section 8(c) of the Plan.
(ai)“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.
(aj)“Strike Price” has the meaning set forth in Section 8(b) of the Plan.
(ak)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(al)“Substitute Awards” has the meaning set forth in Section 5(e) of the Plan.
4.Administration.
(a)The Committee shall administer the Plan, and shall have the sole and plenary authority to: (i) designate Participants; (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company; (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.
(b)The Committee may allocate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or are otherwise subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.
(c)As further set forth in Section 14(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable securities laws or regulation.
(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.
(e)No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f)The Board may from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.Grant of Awards; Shares Subject to the Plan; Limitations.
(a)The Committee may grant Awards to one or more Eligible Persons.
(b)Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 6,157,765 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan and (ii) no more than 6,157,765 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan (which numbers include the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the Prior Plan).
(c)Any shares of Common Stock subject to an Award that is subsequently cancelled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, shares subject to an Award under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (i) tendered in payment of the Exercise Price of an Option; (ii) covered by, but not issued upon settlement of, stock-settled SARs; (iii) delivered or withheld by the Company to satisfy any tax withholding obligation; or (iv) repurchased by the Company using Option proceeds. If an Award, by its terms, may be settled only in cash, then the grant, vesting, payout, settlement, or forfeiture of such Award shall have no impact on the number of shares available for grant under the Plan.
(d)Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.
(f)Any Awards granted under the Plan on or after the Effective Date must be granted with a minimum vesting period of one year, without providing for incremental vesting during such one-year period; provided, however, that (i) up to 5% of the total number of shares of Common Stock remaining available for issuance under the Plan under Section 5(b) as of the Effective Date may be granted without regard to this requirement and (ii) this Section 5(f) shall not limit the Committee’s authority to accelerate, or to provide for the acceleration of, the vesting of Awards to the extent otherwise permitted by the Plan.
6.Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award Agreement with respect to an Award Granted to them under the Plan (each such Eligible Person, a “Participant”).
7.Options.
(a)Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.
(b)Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 13(b).
(c)Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the Exercise Price and such applicable taxes. The Exercise Price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) (or any combination of the foregoing); provided, that such shares of Common Stock are not subject to any pledge or other security interest (or any combination of the foregoing); or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Notwithstanding the foregoing, unless otherwise determined by the Committee or as set forth in an Award Agreement, if on the last day of the Option Period, the Fair Market Value of the Common Stock exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not previously expired, such Option shall be deemed exercised by the Participant on such last day by means of a “net exercise” procedure described above. In all events of cashless or net exercise, any fractional shares of Common Stock shall be settled in cash.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.
(f)Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.
(g)Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.
(h)$100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.Stock Appreciation Rights (SARs).
(a)Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.
(b)Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant; provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 13(b).
(c)Vesting and Expiration. A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).
(d)Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has previously expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.Restricted Stock; Restricted Stock Units; and Deferred Stock Units.
(a)Generally. Each Restricted Stock, Restricted Stock Unit, and Deferred Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. Subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Participant in any fiscal year, in whole or in part, in the form of Deferred Stock Units. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”) (for the avoidance of doubt, the restrictions may include service and/or performance vesting conditions), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. Deferred Stock Units shall be fully vested upon grant. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No share of Common Stock shall be issued at the time an Award of Restricted Stock Units or Deferred Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b)Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section ý9 and the Award Agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.
(c)Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and/or to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have accumulated during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.
(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.
i.Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have accumulated on the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) (or a combination of cash and shares of Common Stock) equal to the amount of such dividends, upon the release of restrictions on such share.
ii.Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the shares of Common Stock would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.
iii.Unless otherwise provided by the Committee in an Award Agreement, upon a Participant’s separation from service with the Company, the Company shall deliver to the Participant, or the Participant’s beneficiary (via book entry notation or, if applicable, in share certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Deferred Stock Unit then held by the Participant; provided, however, unless otherwise provided in the Award Agreement, that the Committee may elect to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock in respect of such Deferred Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which such shares would have otherwise been delivered to the Participant in respect of such Deferred Stock Units.
iv.To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units or Deferred Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends as of the date of payment (or a combination of cash and shares of Common Stock) (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units or Deferred Stock Units, as applicable, are settled (in the case of Restricted Stock Units, following the release of restrictions on such Restricted Stock Units), and if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.
(e)Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. 2018 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF __________, BETWEEN INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. AND _________. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

10.Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Stock-Based Awards”). Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.
11.Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends ) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
i.adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award and/or (3) any applicable performance measures;
ii.providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and
iii.cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);
provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the anticipated occurrence of any such event.

12.Effect of Change in Control.
(a)Upon the effective time of a Change in Control, except as otherwise provided in an Award Agreement, or any other written agreement between the Participant and the Company or an Affiliate, notwithstanding any provision of the Plan to the contrary:
i.If, within twelve (12) months following a Change in Control in which a Participant’s Awards are assumed, continued, or substituted for by the successor entity, such Participant’s employment or service is terminated without Cause by the Company or an Affiliate (or a successor company of the Company or such Affiliate), excluding for such purposes any transfer of employment or service between the Company and an Affiliate, then all of the Participant’s outstanding Awards shall become fully vested and exercisable immediately prior to such termination, with any performance-based Awards for which the performance period has not yet concluded deemed earned at target and prorated for the number of days elapsed from the grant date of such Award through the date of termination.
ii.In addition, the Committee may upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of any Award subject to Code Section 409A at the time such Award is granted.

(b)To the extent practicable, any actions by the Committee pursuant to Section 12(a)(ii) shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.
13.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, and for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without shareholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 11 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee takes any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or (iv) the Committee cancels any outstanding Option or SAR that has a per-share Exercise Price or Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without shareholder approval.
14.General.
(a)Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the term of the Plan shall control.
(b)Nontransferability.
i.Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
ii.Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
iii.The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)Dividends and Dividend Equivalents. The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, however, that any such dividends or dividend equivalents may not be paid currently, but rather shall vest and pay out or be forfeited in tandem with underlying Awards.
(d)Tax Withholding.
i.The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.
ii.Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of shares of Common Stock (which shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value on such date equal to such withholding liability.
(e)No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee or director of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the Company or an Affiliate, nor shall it be construed as giving any Participant who is a director any rights to continued service on the Board.
(f)International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.
(g)Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.
(h)Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.
(i)No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.
(j)Government and Other Regulations.
i.The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of share of Common Stock and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all applicable U.S. federal, state, local, and non-U.S. laws, rules, and regulations (including but not limited to state, U.S. federal, and non-U.S. securities law, and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.
ii.Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.
iii.The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
iv.The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for the Participant because of illness or accident, or is a minor, or has died, then any payment due to such person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.
(o)Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.
(p)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(q)Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the

Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.
(u)409A of the Code.
i.It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
ii.Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
iii.In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.
(v)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may cancel an Award if the Participant, without the consent of the Company, (A) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, (B) violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee, or (C) if the Participant’s employment or service is terminated for Cause. The Committee may also provide in an Award Agreement that in such event the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection

Act) and/or the rules and regulations of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).
(w)No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
(x)No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(y)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Appendix B

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

1.Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock.  The Company intends for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code.  The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.Definitions.
i.“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
ii.“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
iii.“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
iv.“Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.
v.“Board” means the Board of Directors of the Company.
vi.“Change in Control” means the occurrence of any of the following events:
a.The acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Affiliates, its Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;
b.A change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two thirds of the Incumbent Directors shall be an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be an Incumbent Director;
c.The approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; and
d.The consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.
vii.“Code” means the U.S. Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
viii.“Committee” means a committee of the Board appointed in accordance with Section 14.
ix.“Common Stock” means the common stock of the Company, par value $0.0001 per share.
x.“Company” means Infrastructure and Energy Alternatives, Inc., a Delaware corporation, or any successor thereto.
xi.“Compensation” includes an Eligible Employee’s base straight time gross earnings, excluding commissions, bonuses and other incentive compensation. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may (on a uniform and nondiscriminatory basis), prior to an Enrollment Date, modify the definition of Compensation effective for Offering Periods commencing on or after such Enrollment Date.
xii.“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
xiii.“Designated Company” means any Subsidiary of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
xiv.“Director” means a member of the Board.
xv.“Effective Date” means the date on which this Plan is adopted by the Board, subject to approval by stockholders in accordance with Section 25.
xvi.“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company other than an employee who (i) has not completed at least three (3) months of service since his or her last hire date, or (ii) customarily works not more than twenty (20) hours per week. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not, as applicable, include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser number of hours as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering.  Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws.  Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
xvii.“Employer” means the employer of the applicable Eligible Employee(s).
xviii.“Enrollment Date” means the first Trading Day of an Offering Period.
xix.“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
xx.“Exercise Date” means the date on which each outstanding option granted under the Plan will be exercised. The Plan’s Exercise Dates shall be June 1 and December 1; provided, however, that the Administrator, in its discretion, from time to time may change the Exercise Date(s) on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on or after such Enrollment Date.  For purposes of clarification, the Administrator may establish multiple Exercise Dates during an Offering Period.
xxi.“Fair Market Value” means, as of any date, the value of a Share of Common Stock determined as follows:
a.The Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the NASDAQ Capital Market, the NASDAQ Global Select Market or the NASDAQ Global Market of The NASDAQ Stock Market, or the New York Stock Exchange) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable.  If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator.
b.In the absence of an established market for the Common Stock, Fair Market Value will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
xxii.“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
xxiii.“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.  For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
xxiv.“Offering Period” means the six (6) month periods from June 2 to the next December 1, and from December 2 to the next June 1; the first Offering Period will be the period from December 2, 2021 to June 1, 2022. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may modify the duration and timing of Offering Periods pursuant to Sections 4, 20, and 30.
xxv.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
xxvi.“Participant” means an Eligible Employee who participates in the Plan.
xxvii.“Permitted Transferee” means (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved by the Board or the Committee.
xxviii.“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.
xxix.“Plan” means this Infrastructure and Energy Alternatives, Inc. 2021 Employee Stock Purchase Plan.
xxx.“Purchase Price” means the lesser of 85% of the Fair Market Value of a Share on (A) the Enrollment Date and (B) the Exercise Date, or such other amount as may be required under Section 423 of the Code. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may modify the definition of Purchase Price on a uniform and nondiscriminatory basis prior to an Enrollment Date for all options to be granted on or after such Enrollment Date, provided that the Purchase Price shall not be less than the lesser of 85% of the Fair Market Value of a Share on (i) the Enrollment Date and (ii) the Exercise Date, or such other amount as may be required under Section 423 of the Code.
xxxi.“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
xxxii.“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
xxxiii.“U.S. Treasury Regulations” means the Treasury regulations of the Code.  Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3.Eligibility.
i.Offering Periods.  Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
ii.Non-U.S. Employees.  Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
iii.Limitations.  Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods.  Each Offering Period will expire on the completion of the purchase of Shares on the last Exercise Date in that Offering Period. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may change the duration and timing of Offering Periods, provided that the last Exercise Date of each Offering Period must occur no later than twenty-seven (27) months after the applicable Enrollment Date on which the option to purchase Shares was granted. Such change in the Offering Period must be made on a uniform and nondiscriminatory basis and must be made prior to the Enrollment Date for the modified Offering Period.

5.Participation.  An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be an on-line electronic agreement) or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.Contributions.
i.At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period. A Participant’s Contributions during a single Offering Period may not exceed 10% of his or her Compensation during such Offering Period, subject to the limitations set forth in Section 3(c). The foregoing limitations on Contributions may be modified by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date.  The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period.  A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10.
ii.In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.
iii.All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only.
iv.A Participant who has enrolled in an Offering Period may elect to prospectively reduce the percentage of Compensation to contribute to the Plan; provided that the Participant may not make more than one such change election during each Offering Period. An election to reduce Contributions is effective for payroll periods commencing five (5) business days or more after the election is made. A Participant may not elect to increase his or her rate of Contributions during an Offering Period. Notwithstanding the foregoing, the Administrator may, in its discretion and on a uniform and nondiscriminatory basis, change the rule regarding elections to increase or decrease the rate of Contributions, provided that the change for an Offering Period is made and communicated to Eligible Employees before the beginning of that Offering Period.
v.Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period.  Subject to Section 3(c) and Section 423(b)(8) of the Code, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
vi.Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.
vii.At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs).  At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.  In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable

Purchase Price) up to a number of Shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price, subject to the limitations set forth in Sections 3(c), 8,  and 13.  The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5.  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares of Common Stock that an Eligible Employee may purchase during each Offering Period.  Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.  The option will expire on the last day of the Offering Period.
8.Exercise of Option.
i.A Participant’s option for the purchase of Shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full Shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account, provided that in no event more than 5,000 shares per Offering Period.  No fractional Shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account that are not sufficient to purchase a full Share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.  Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant.  During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.
ii.If the Administrator determines that, on a given Exercise Date, the number of Shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20.  The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery.
iii.As soon as reasonably practicable after each Exercise Date on which a purchase of Shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator.  The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of Share transfer.  The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.
iv.No Participant will have any voting, dividend, or other stockholder rights with respect to Shares of Common Stock subject to any option granted under the Plan until such Shares have been purchased and delivered to the Participant as provided in this Section 9. Upon receipt of any Shares issued under this Plan, a Participant will be required to hold such Shares for a minimum of six months from the date of issuance, following which he or she is free to hold or dispose of such Shares, subject to Applicable Laws and any internal Company policy then in effect and applicable to the Participant, such as the Company’s insider trading policy.
10.Withdrawal.
(a)A Participant’s subscription agreement will remain in effect for successive Offering Periods until the Participant withdraws from a succeeding Offering Period prior to the Enrollment Date for that Offering Period by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator.  If a Participant withdraws from an Offering Period, Contributions will not be made for that Offering Period and for succeeding

Offering Periods, until the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.   A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
(b)A Participant enrolled in an Offering Period may withdraw all but not less than all the Contributions credited to his or her account for that Offering Period and not yet used to exercise his or her option under the Plan, subject to any limitations imposed by the Administrator and/or by Company policies. Such withdrawal must be made at least five (5) business days before an Exercise Date in order for the withdrawal to be effective before the purchase on that Exercise Date. A Participant may make a withdrawal by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
11. Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.  Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan.
12.Interest.  No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13.Stock.
i.Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of Shares of Common Stock that will be made available for sale under the Plan will be 700,000 Shares of Common Stock.
ii.Until the Shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such Shares.
iii.Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as the Participant may elect.
14.Administration.  The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws.  The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries of the Company as participating in the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan).  Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.  The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S.

jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees residing solely in the U.S.  Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.Designation of Beneficiary.
i.If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such Shares and cash.  In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
ii.Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
iii.All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.  Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
16.Transferability.  Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
17.Use of Funds.  The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions.  Until Shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such Contributions and such Shares.
18.Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of Shares of Common Stock purchased and the remaining cash balance, if any.
19.Adjustments, Dissolution, Liquidation, Merger, or Change in Control.
i.Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
ii.Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation.  The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

iii.Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end.  The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control.  The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
20.Amendment or Termination.
i.The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason.  If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19).  If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12) as soon as administratively practicable.
ii.Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
iii.In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
a.amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
b.altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;
c.shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator’s action;
d.reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
e.reducing the maximum number of Shares of Common Stock a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
21.Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange

Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.Code Section 409A.  The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A.  Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if any option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.  The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.Term of Plan.  The Plan will become effective on the Effective Date and, unless terminated earlier pursuant to Section 20, shall have a term of twenty (20) years.
25.Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.Governing Law.  The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
27.No Right to Employment.  Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or affiliate of the Company, as applicable.  Further, the Company or a Subsidiary or affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.Compliance with Applicable Laws.  The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.